EXHIBIT 1.1
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CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE


                                                                  CONFORMED COPY



                           SECURED FACILITY AGREEMENT

                               dated 20 July 2006

                                       for

                           ORIENT-EXPRESS HOTELS LTD.

                                   arranged by

                                BARCLAYS CAPITAL

                                      with

                                BARCLAYS BANK PLC
                                 acting as Agent

                                       and

                                BARCLAYS BANK PLC
                           acting as Security Trustee

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                   MULTICURRENCY REVOLVING FACILITY AGREEMENT

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                                    CONTENTS

Clause                                                                      Page

1.     Definitions and Interpretation..........................................1

2.     The Facility...........................................................17

3.     Purpose................................................................17

4.     Conditions Of Utilisation..............................................17

5.     Utilisation............................................................19

6.     Optional Currencies....................................................20

7.     Repayment..............................................................21

8.     Prepayment And Cancellation............................................21

9.     Interest...............................................................26

10.    Interest Periods.......................................................27

11.    Changes To The Calculation Of Interest.................................27

12.    Fees...................................................................28

13.    Tax Gross Up And Indemnities...........................................29

14.    Increased Costs........................................................34

15.    Other Indemnities......................................................35

16.    Mitigation By The Lenders..............................................36

17.    Costs And Expenses.....................................................37

18.    Guarantee And Indemnity................................................38

19.    Representations........................................................41

20.    Information Undertakings...............................................45

21.    Financial Covenants....................................................49

22.    General Undertakings...................................................51

23.    Events of Default......................................................61

24.    Changes to the Lenders.................................................65

25.    Changes to the Obligors................................................68

26.    Role of the Agent and the Arranger.....................................70

27.    Role of Security Trustee...............................................75

28.    Conduct of Business by the Finance Parties.............................83

29.    Sharing among the Finance Parties......................................84

30.    Payment mechanics......................................................86

31.    Set-off................................................................88

32.    Application of Proceeds................................................88



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33.    Notices................................................................89

34.    Calculations and Certificates..........................................91

35.    Partial Invalidity.....................................................92

36.    Remedies and Waivers...................................................92

37.    Amendments and Waivers.................................................92

38.    Counterparts...........................................................93

39.    Governing law..........................................................94

40.    Enforcement............................................................94


SCHEDULE 1 THE ORIGINAL PARTIES...............................................95

       Part I        The Original Obligors....................................95
       Part II       The Original Lenders.....................................96


SCHEDULE 2 CONDITIONS PRECEDENT...............................................97

       Part I        Conditions precedent to initial Utilisation..............97
       Part II       Conditions Precedent required to be delivered by an
                        Additional Obligor...................................103

SCHEDULE 3 REQUESTS..........................................................105

SCHEDULE 4 MANDATORY COST FORMULAE...........................................106

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE......................................109

SCHEDULE 6 FORM OF ACCESSION LETTER..........................................111

SCHEDULE 7 FORM OF COMPLIANCE CERTIFICATE....................................112

SCHEDULE 8 TIMETABLES........................................................113

SCHEDULE 9 ALLOCATED DEBT AMOUNT.............................................114

SCHEDULE 10 SECURITY DOCUMENTS...............................................115

SCHEDULE 11 MINIMUM INSURANCE REQUIREMENTS FOR THE COMPANY...................116

SIGNATURES  .................................................................117




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THIS AGREEMENT is dated 20 July 2006 and made between:

(1) ORIENT-EXPRESS HOTELS LTD., a private limited company incorporated in Bermuda with registered number EC13215 (the "Company");

(2) SOCIETE DE LA CITE SA, a company incorporated in France with registered number B57 1850536 57B5 3 ("HDC");

(3) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Company the "Original Borrowers");

(4) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Company the "Original Guarantors");

(5) BARCLAYS CAPITAL (the investment banking division of Barclays Bank PLC) as mandated lead arranger (the "Arranger");

(6) THE FINANCIAL INSTITUTIONS listed in Part II and Part III of Schedule 1 (The Original Parties) as lenders and arrangers (the "Original Lenders");

(7)  BARCLAYS BANK PLC as agent of the other Finance Parties (the "Agent"); and

(8) BARCLAYS BANK PLC as security trustee for the Secured Parties (the "Security Trustee").

IT IS AGREED as follows:

                                    SECTION 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Accession  Letter" means a document  substantially  in the form set out in
     Schedule 6 (Form of Accession Letter).

     "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

     "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

     "Additional   Guarantor"  means  a  company  which  becomes  an  Additional
     Guarantor in accordance with Clause 25 (Changes to the Obligors).

     "Additional   Obligor"  means  an  Additional  Borrower  or  an  Additional
     Guarantor.

     "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

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     "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

     "Allocated Debt Amount" means in respect of a Hotel or an Italian Hotel, the amount in euro set out opposite that Hotel or Italian Hotel in the column headed "Allocated Debt Amount" in Schedule 9 (Allocated Debt Amount).

     "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "Availability Period" means the period from and including the date of this Agreement to and including the Final Maturity Date.

     "Available Commitment" means a Lender's Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Loans; and

     (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

     other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

     "Base Currency" means euro.

     "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Loan.

     "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

     "Break Costs" means the amount (if any) by which:

     (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a

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          leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Turin and:

     (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

     (b)  (in  relation  to any date for payment or purchase of euro) any TARGET
          Day.

     "Business Plan" means the business plan prepared by the Company in accordance with Clause 20.4 (Business Plan).

     "Charged Property" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

     "Commitment" means:

     (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Part II or Part III of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

     "Credit Support Agreement" means a credit support agreement made on or about the date of this Agreement, between, amongst others, the Italian Lender and the Credit Support Providers (as that term is defined in the Italian Facility Agreement).

     "Default" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

     "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

     "Environmental Law" means any applicable law in any jurisdiction in which any Obligor conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

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     "Environmental  Permits" means any permit, licence,  consent,  approval and
     other  authorisation  and  the  filing  of  any  notification,   report  or
     assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by the relevant Obligor.

     "EURIBOR" means, in relation to any Loan in euro:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

     "European Group" means Luxembourg Holdco and each of its Subsidiaries from time to time other than its Excluded Subsidiaries.

     "Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

     "Excluded Subsidiaries" means each of:

     (a)  Bora Bora Lagoon Resort SA;

     (b)  Venice Simplon-Orient-Express Limited;

     (c)  Mount Nelson Hotel Limited;

     (d)  Orient-Express Hungary Kft;

     (e)  Collection Venice Simplon-Orient-Express Limited;

     (f)  VSOE Servizi Srl; and

     (g)  Phoenix Argente SAS - St Martin,

     and their respective Subsidiaries from time to time, to the extent that they have not become an Additional Borrower or an Additional Guarantor.

     "Existing Facilities" means:

     (a) the Euro 135,000,000 term and multi-currency revolving facility between, among others, Barclays Capital as arranger and the Company as borrower dated 30 June 2003;

     (b) the Euro 14,700,000 and (pound)9,000,000 multi-currency term facility between, among others, Barclays Bank PLC as arranger and the Company as borrower dated 19 February 2002;

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     (c)  the Euro  30,000,000  facility  provided  by  Oversea-Chinese  Banking
          Corporation Limited to Hoteis in respect of Reid's Palace;

     (d)  the  French   Franc   36,400,000   facility   provided   by   Deutsche
          Hypothekenbank AG to HDC; and

     (e) the Euro 17,913,248 facility provided by Banco Espirito Santo to Lapa in respect of Lapa Palace.

     "Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

     "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

     "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and/or the Agent and/or the Security Trustee and the Company setting out any of the fees referred to in Clause 12
     (Fees).

     "FF&E" means furniture, fixtures, equipment, interior and exterior signs as well as other improvements and personal property used in the operation of the Hotels.

     "Final Maturity Date" means the date falling two days before the fifth anniversary of this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

     "Finance Document" means this Agreement, the Security Documents, any Fee Letter, the Subordination Deed, any Accession Letter, and any other document designated as such by the Agent and the Company.

     "Finance Party" means the Agent, the Arranger, the Security Trustee or a Lender.

     "Financial Indebtedness" means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

     (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

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     (g)  any derivative  transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

     (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

     (i)  any amount raised by the issue of redeemable shares or quotas;

     (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

     (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

     "GAAP" means generally accepted accounting principles in the jurisdiction of incorporation of the relevant entity.

     "Group" means the Company and its Subsidiaries for the time being.

     "Group Structure Chart" means the group structure chart showing:

     (a)  all members of the European Group,  including current name and company
          registration   number,   its  jurisdiction  of  incorporation   and/or
          establishment and a list of shareholders and quotaholders;

     (b) any person in which any member of the European Group holds shares in its issued share capital or equivalent ownership interest of such person; and

     (c)  all members of the Group.

     "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors)

     "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "Hoteis" means Reid's Hoteis Lda, a company registered in the Commercial Registry Office of Lisbon, Portugal, under number 5272.

     "Hotel" means, subject to Clause 22.22 (Hotel Substitutions) each of:

     (a)  Reid's Palace, Madeira;

     (b) Lapa Palace, Portugal (excluding the plots of land registered in the Land Registry of Lisbon with register numbers 133 and 134, and registered in the Tax Department under Articles 1279 and 1321));

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     (c)  Hotel de la Cite, France; and

     (d)  Le Manoir aux Quat' Saisons, England,

     but a hotel shall cease to be a Hotel if the Hotel or the Obligor that owns the Hotel, (directly or indirectly) has been sold and, save for Hotel de la Cite, the Hotel has ceased to be subject to any Transaction Security.

     "Hotel Disposal" means the sale of a Hotel or Italian Hotel or the direct or indirect sale of the person or legal entity that owns a Hotel or an Italian Hotel.

     "Information Memorandum" means the document in the form approved by the Company concerning the Obligors which, at the Company's request and on its behalf, was prepared in relation to this transaction and distributed by the Arranger to selected financial institutions before the date of this Agreement.

     "Initial Valuation" means the initial valuation of each Hotel and reports prepared by the Valuer which can be relied upon by the Lenders and delivered pursuant to Clause 4.1 (Conditions Precedent).

     "Insurance Policy" means any policy of insurance or assurance in which the Obligors may at any time have an interest entered into in accordance with Clause 22.7 (Insurance).

     "Intellectual Property" means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use a Hotel and such other assets of each Obligor.

     "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

     "Italian Default" means a "Default" under, and as defined in, the Italian Facility Agreement.

     "Italian Event of Default" means an "Event of Default" under, and as defined in the Italian Facility Agreement.

     "Italian Facility Agreement" means the term facility agreement dated on or about the date of this Agreement between, amongst others, the Italian Lender as lender and the Company.

     "Italian  Finance  Documents"  means the Credit  Support  Agreement and the
     "Finance Documents" as that term is defined in the Italian Facility Agreement.

     "Italian Hotels" means each of the hotels subject to the Italian Facility Agreement, being at the date of this Agreement, Hotel Cipriani, Italy, Villa San Michele, Italy, Hotel Splendido, Italy and Hotel Caruso, Italy.

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     "Italian Lender" means Banca Nazionale del Lavoro S.p.A.

     "Italian Loans" means each loan made under the Italian Facility Agreement.

     "Italian Security Documents" means the "Security Documents" as that term is defined in the Italian Facility Agreement.

     "Lapa" means Hotelapa Investimento Hoteleiro, S.A. a company registered in the Commercial Registry of Lisbon, Portugal, under number 65864.

     "Lapa Palace" means the Hotel known as Lapa Palace, located at Rua do Pau de Bandeira, 4, Lisbon, Portugal registered in the Land Registry of Lisbon with register number 132 and registered in the Tax Department under Article 598 and for the avoidance of doubt, excluding the land registered in the Land Registry of Lisbon with register numbers 133 and 134, and registered in the Tax Department under Articles 1279 and 1321.

     "Legal Opinions" means the legal opinions delivered to the Agent pursuant to Clause 4.1 (Conditions Precedent).

     "Le Manoir" means the Hotel known as Le Manoir aux Quat' Saisons, Oxfordshire, England.

     "Lender" means:

     (a)  any Original Lender; and

     (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

     which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

     "LMA" means the Loan Market Association.

     "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

     "Luxembourg Holdco" means Orient-Express Luxembourg Holdings Sarl, a company registered in Luxembourg as a SARL ("societe a responsibilite limitee") with the

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     company  registration number B95.988 having its registered office at 1, rue des Glacis, L-1628 Luxembourg, and a share capital of EUR12,500.

     "Lux GAAP" means generally accepted accounting principles in Luxembourg and the overall conventions, rules, and procedures that define accepted accounting practice in Luxembourg.

     "Majority Lenders" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66(2)/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66(2)/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66(2)/3% of all the Loans then outstanding.

     "Manager" means Orient-Express Hotels UK Limited, a company incorporated in England and Wales with company number 016808767 or Venice Simplon-Orient-Express Limited, a company incorporated in England and Wales with company number 1551659 or another entity approved by the Agent.

     "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

     "Margin" means 0.90 per cent. per annum.

     "Material Adverse Effect" means a material adverse effect on:

     (a) the business operations, property, condition (financial or otherwise) or prospects of the European Group taken as a whole;

     (b) the ability of an Obligor to perform its obligations under the Finance Documents and (if applicable) the Italian Finance Documents; or

     (c) the validity or enforceability of the Finance Documents or the Italian Finance Documents or the rights or remedies of any Finance Party under the Finance Documents or of the Italian Lender under the Italian Finance Documents respectively.

     "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

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     (c)  if an Interest  Period  begins on the last  Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

     The above rules will only apply to the last Month of any period.

     "Net Disposal Proceeds" has the meaning given to it in Clause 22.4(c) (Disposals).

     "Obligors" means a Borrower, a Guarantor or HDC.

     "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

     "Original Financial Statements" means:

     (a) the audited consolidated financial statements of the Company for the financial year ending December 2005;

     (b) the unaudited financial statements of Lux Holdco for each of the financial year ending December 2004 and the financial year ending December 2005 prepared in accordance with Lux GAAP; and

     (c) in relation to each Original Obligor other than the Company, its financial statements (comprising a balance sheet and profit and loss account) for its financial year ended December 2005 prepared in accordance with US GAAP together with confirmation from Deloitte, following completion of an agreed procedure, that each of these financial statements are accurately extracted from the audited consolidated financial statements of the Company for the financial year ended December 2005."

     which were delivered to the Agent pursuant to Clause 4.1 (Conditions precedent).

     "Original   Obligor"  means  HDC,  an  Original  Borrower  or  an  Original
     Guarantor.

     "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

     "Party" means a party to this Agreement.

     "Permitted Payment" means a payment to any person provided that when such payment is made no Event of Default or Italian Event of Default is continuing or would result from the making of such payment.

     "Portofino Car Park" means the car park located in Portofino, Italy, owned by Orient-Express Hotels Italia Srl and subject to leasing arrangements with Banca Nazionale del Lavoro S.p.A.

     "Qualifying Lender" has the meaning given to it in Clause 13 (Tax Gross Up and Indemnities).

     "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

     (a)  (if the currency is domestic sterling) the first day of that period;

     (b) (if the currency is euro) two TARGET Days before the first day of that period; or

     (c) (for any other currency) two Business Days before the first day of that period,

     unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "Real Property" means:

     (a) any freehold, leasehold or immovable property (including the freehold and leasehold property specified in the Security Documents); and

     (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold or leasehold property.

     "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

     "Reference Banks" means, in relation to LIBOR, EURIBOR and Mandatory Costs the principal London offices of Barclays Bank PLC, Banca Nazionale Del Lavoro S.p.A. and The Royal Bank of Scotland plc.

     "Reids" means Island Hotel (Madeira) Limited, a company registered in England and Wales with registration number 00328212.

     "Reid's Palace" means the hotel known as Reid's Hotel, located at Estrada Monumental, 139, Sao Martinho, Funchal, Madeira, Portugal.

     "Relevant Interbank Market" means in relation to euro, the European interbank market, in relation to sterling the Paris interbank market and, in relation to any other currency, the London interbank market.

     "Relevant Jurisdiction" means:

     (a) the jurisdiction of incorporation of each Obligor and each member of the European Group; and

     (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated;

     (c) the jurisdiction whose laws govern the perfection of any of the Security Documents; and

     (d) the jurisdiction where any Obligor or member of the European Group is conducting its business.

     "Repeating Representations" means each of the representations set out in Clauses 19.1 (Status) to 19.6 (Governing law and enforcement), Clause 19.9(a) (No default), Clause 19.12 (Pari passu ranking), Clause 19.13 (No proceedings pending or threatened), Clause 19.17 (Security), Clause 19.18 (Ranking) to Clause 19.22 (Intellectual Property), Clause 19.24 (Ownership of Obligors) and Clause 19.25 (Centre of main interests and establishments).

     "Report on Title" means each report on title or supplementary report on title or equivalent documents in the jurisdiction concerned prepared by the Company's legal counsel addressed to the Finance Parties and relating to a Hotel, delivered pursuant to Clause 4.1 (Conditions precedent).

     "Residual Outstandings" means the amount of the outstanding payment commitments payable by an Obligor in connection with the Retained Security being, in respect of:

     (i)  Hotel Splendido Mare, (euro)7,269,354;

     (ii) Hotel Vittoria, (euro)1,809,074; and

     (iii) Portofino Car Park, (euro)700,000.

     "Retained Security" means the Security existing as at the date of this Agreement granted by:

     (i) Hotel Splendido Srl in favour of Locafit S.p.A. with respect to Hotel Splendido Mare;

     (ii) Orient-Express Hotels Italia Srl in favour of Locafit S.p.A. with respect to the Hotel Vittoria; and

     (iii) Orient-Express Hotels Italia Srl in favour of Banca Nazionale del Lavoro S.p.A. with respect to the Portofino Car Park.

     "Rollover Loan" means one or more Loans:

     (a) made or to be made on the same day that a maturing Loan is due to be repaid;

     (b)  the  aggregate  amount of which is equal to or less than the  maturing
          Loan;

     (c) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

     (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

     "Screen Rate" means:

     (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

     displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

     "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to the Finance Parties under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

     "Secured Parties" means the Security Trustee, any Receiver or Delegate, the Arranger, the Agent, and each Lender from time to time party to this Agreement.

     "Security" means a mortgage, charge, pledge, lien, privilegio speciale or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

     "Security Documents" means each of the documents listed as being a Security Document in Schedule 10 (Security Documents) and each other document purporting to create Security in favour of the Security Trustee.

     "Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

     "Subordination Deed" means the subordination deed entered into by, amongst others, the Company, each Obligor to the Agent in form and substance satisfactory to the Agent.

     "Subsidiary" means in relation to any company or corporation, a company or corporation:

     (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

     (b) more than half the issued share capital or quotas of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

     (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

     and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Taxes Act" means the Income and Corporation Taxes Act 1988.

     "Total Commitments" means the aggregate of the Commitments being at the date of this Agreement, (euro)60,000,000.

     "Transaction Security" means the Security created or expressed to be created in favour of the Security Trustee pursuant to the Security Documents.

     "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Company.

     "Transfer Date" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

     "US GAAP" means generally accepted accounting principles in the United States of America and the overall conventions, rules, and procedures that define accepted accounting practice in the United States of America.

     "Utilisation" means a utilisation of a Facility.

     "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

     "Utilisation  Request" means a notice  substantially in the form set out in
     Schedule 3 (Requests).

     "Valuation" means the Initial Valuation or any valuation prepared by the Valuer in accordance with this Agreement.

     "Valuer" means CB Richard Ellis or such other valuer appointed by the Agent.

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2  Construction

     (a) Unless a contrary indication appears any reference in this Agreement to:

          (i) the "Agent", the "Arranger", the "Security Trustee", any "Finance Party", any "Secured Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security

               Trustee, any person for the time being appointed as security trustee or trustees in accordance with this Agreement;

          (ii) "assets" includes present and future properties, revenues and rights of every description;

         (iii) "Barclays Capital" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

          (iv) a "Finance  Document" or any other  agreement or  instrument is a
               reference  to  that  Finance   Document  or  other  agreement  or
               instrument as amended or novated;

          (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (vi) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

         (vii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (viii) a provision of law is a reference to that provision as amended or re-enacted; and

          (ix) a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3  Currency Symbols and Definitions

     "$" and "dollars" denote lawful currency of the United States of America, "(pound)" and "sterling" denotes lawful currency of the United Kingdom and "EUR" "(euro)" and "euro" means the single currency unit of the Participating Member States.

1.4  Third party rights

     (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act

          1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

     (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

                                    SECTION 2

                                  THE FACILITY

2.   THE FACILITY

2.1  The Facility

          Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2  Finance Parties' rights and obligations

     (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

     (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

     (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.   PURPOSE

3.1  Purpose

     Each Borrower shall apply all amounts borrowed by it under the Facility towards the general corporate purposes of the Group.

3.2  Monitoring

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  Initial conditions precedent

     No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2  Further conditions precedent

     (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

          (i) in the case of a Rollover Loan, no Event of Default or Italian Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default or Italian Default is continuing or would result from the proposed Loan; and

          (ii) the Repeating Representations to be made by each Obligor are true in all material respects.

     (b) The Lenders will only be obliged to comply with Clause 30.9 (Change of currency) if, on the first day of an Interest Period, no Default or Italian Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3  Conditions relating to Optional Currencies

     (a) A currency will constitute an Optional Currency in relation to a Loan if:

          (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

          (ii) it is sterling or dollars or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

     (b) If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

          (i)  whether or not the Lenders have granted their approval; and

          (ii) if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4  Maximum number of Loans

     (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

               (i)  more than eight Loans would be outstanding; or

               (ii) Loans  in more  than  four  different  currencies  would  be outstanding.

          (b) A Borrower may not request that a Loan be divided if, as a result of the proposed division, more than eight Loans would be outstanding.

          (c) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

                                    SECTION 3

                                   UTILISATION

5.   UTILISATION

5.1  Delivery of a Utilisation Request

     A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time but in relation to the first Utilisation, not later than 9:30 a.m. two Business Days prior to the proposed first Utilisation Date.

5.2  Completion of a Utilisation Request

     (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

          (i) the proposed Utilisation Date is a Business Day within the Availability Period;

          (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

          (iii) the proposed Interest Period complies with Clause 10 (Interest Periods).

     (b)  Only one Loan may be requested in each Utilisation Request.

5.3  Currency and amount

     (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

     (b)  The amount of the proposed Loan must be:

          (i) when aggregated with the Loans and Italian Loans outstanding on the date that the proposed Loan will be made, not more than 70% of the aggregate gross market value of the Hotels (excluding Hotel de la Cite) and Italian Hotels as detailed in the Valuation last delivered to the Agent; and

          (ii) when aggregated with the Loans outstanding on the date that the proposed Loan will be made, not more than 70% of the aggregate gross market value of the Hotels (excluding Hotel de la Cite) as detailed in the Valuations last delivered to the Agent; and

          (iii) if

               (A)  the  currency  selected is the Base  Currency,  a minimum of
                    (euro)10,000,000   or,  if  less,  the  relevant   Available
                    Facility, or

               (B) if the currency selected is sterling or dollars, a minimum of (pound)5,000,000 or $10,000,000 or, if less, the relevant Available Facility, or

               (C) if the currency selected is an Optional Currency other than sterling or dollars, the minimum amount specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

          (iv) in any event such that its Base Currency Amount is less than or equal to the Available Facility.

     (c) No Finance Party is bound to verify compliance with Clause 5.3(b)(i) and Clause 5.3(b)(ii).

5.4  Lenders' participation

     (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

     (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

     (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.   OPTIONAL CURRENCIES

6.1  Selection of currency

     A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan (in the case of an initial Utilisation) in a Utilisation Request.

6.2  Unavailability of a currency

     If before the Specified Time on any Quotation Day:

     (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

     (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

     the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

                                    SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.   REPAYMENT

     Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

8.   PREPAYMENT AND CANCELLATION

8.1  Illegality

     If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

     (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

8.2  Change of control

     (a)  If there is a change of control of the Company  after the date of this
          Agreement:

          (i) the Company shall promptly notify the Agent upon becoming aware of that event;

          (ii) a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

         (iii) the Company and the Agent shall enter negotiations to determine on what terms, the Facility shall continue following a change of control of the Company after the date of the Agreement. If no agreement is reached after 30 days following the change of control of the Company, the Agent shall, by not less than three days' notice to the Company, cancel the Total Commitments and declare all outstanding Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

     (b)  For the purpose of paragraph (a) above "control" means:

          (i) the power (whether by way of ownership of shares, quotas, proxy, contract, agency or otherwise) to:

               (A) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

               (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

               (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

          (ii) the holding of more than one-half of the issued share capital or quotas of the Company (excluding any part of that issued share capital or quotas that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

8.3  Voluntary cancellation

     The Company may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of
     (euro)10,000,000 or equivalent) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under that Facility.

8.4  Mandatory cancellation

     Commitments shall be cancelled in accordance with Clause 8.9 (Application of Prepayments).

8.5  Voluntary prepayment of Loans

     A Borrower to which a Loan has been made may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of (euro)10,000,000 or equivalent).

8.6  Mandatory Prepayment on a Hotel Disposal

     (a) On completion of a Hotel Disposal in relation to a Hotel the relevant Borrower shall prepay and cancel the Loans in the following amounts (subject to Clause 8.9 (Application of Prepayment)):

      ---------------------------------------- ---------------------------------
          Description of Disposal                  Amount to be applied in
                                                    prepayment of a Loan
      ---------------------------------------- ---------------------------------
      The first Hotel Disposal to occur after  100% of the Allocated Debt Amount
      the  date of this Agreement.             of the Hotel the subject of the
                                               Hotel Disposal.
      ---------------------------------------- ---------------------------------
      The second Hotel Disposal to occur       115% of the Allocated Debt Amount
      after the date of this Agreement.        of the Hotel the subject of the
                                               Hotel Disposal.
      ---------------------------------------- ---------------------------------
      The third Hotel Disposal to occur after  120% of the Allocated Debt Amount
       the date of this Agreement.             of the Hotel the subject of the
                                               Hotel Disposal.
      ---------------------------------------- ---------------------------------
      The fourth or any subsequent Hotel       125% of the Allocated Debt Amount
      Disposal to occur after the date of      of the  Hotel the subject of the
      this Agreement.                          Hotel Disposal.
      ---------------------------------------- ---------------------------------

     (b) For the avoidance of doubt, reference in the above table to a Hotel Disposal is to a disposal of a Hotel or an Italian Hotel.

     (c) Where a Hotel Disposal takes the form of the direct or indirect sale of an Obligor that owns a Hotel, the Hotel owned by that Obligor shall for the purposes of clause 8.6(a) above be deemed the subject of the Hotel Disposal.

     (d) If completion of two or more Hotel Disposals takes place on the same day, the sale of the Hotel with the lowest Allocated Debt Amount shall be deemed to have been completed first, the sale of the Hotel with the next lowest Allocated Debt Amount shall be deemed to have completed next, and so on.

     (e) If completion of a Hotel Disposal does not take place on the last day of an Interest Period, the proceeds of that Hotel Disposal shall be paid to an account specified by the Agent on which the Agent shall have sole signing rights and all amounts credited to that account shall be applied by the Agent to prepay the Loans on the last day of the Interest Period in which that Hotel Disposal was made.

     (f) On completion of a Hotel Disposal in relation to an Italian Hotel, the Borrowers shall prepay and cancel the Loans (in accordance with Clause
          8.9 (Application of Prepayments)) in the amount by which the Allocated Debt Amount for that Italian Hotel exceeds the amount of the Italian Loans that fall to be prepaid as a result of that Hotel Disposal pursuant to Clause 7.7 (Mandatory Prepayment on a Hotel Disposal) of the Italian Facility Agreement.

8.7  Mandatory Prepayment - Insurance Proceeds

     If an Event of Default or Italian Event of Default is continuing and in accordance with Clause 22.7(c) (Insurance), the Agent may by notice to the Company require the Borrowers to prepay the Loans in an aggregate amount (subject to Clause 8.9

     (Application of Prepayments)) equal to the proceeds of any Insurances Policies paid to, or for the account of, any Obligor or otherwise in respect of any Hotel.

8.8  Right of repayment and cancellation in relation to a single Lender

     (a)  If:

          (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

          (ii) any Lender claims  indemnification  from the Company under Clause
               13.3 (Tax indemnity) or Clause 14.1 (Increased costs); or

          (iii) any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae),

          the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

     (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

     (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.9  Application of Prepayments

     (a) Subject to paragraph (c) below, amounts to be prepaid pursuant to Clause 8.6 (Mandatory Prepayment on a Hotel Disposal) or 8.7 (Mandatory Prepayment - Insurance Proceeds) shall be applied as follows:

          (i) first, in prepayment of any Loans owed by a Borrower that is the owner of the Hotel, or the Hotel owning company, that is the subject of the relevant Hotel Disposal or in relation to which the proceeds of Relevant Insurances have been paid; and

          (ii) secondly, in prepayment of the remaining Loans (as selected by the Company or, failing selection, as selected by the Agent).

          If the amount available to be prepaid pursuant to 8.9(a)(i) or 8.9(a)(ii) above exceeds the amount outstanding under the Loans, the provisions of Clause 7.9 (Application of Prepayments) of the Italian Facility Agreement shall apply regarding any prepayment of the Italian Loans.

     (b) Subject to paragraph (c) below, the Commitments shall be cancelled by the aggregate amount by which any Loan is prepaid pursuant to paragraph (a) above.

     (c) The Borrower may elect that amounts prepaid pursuant to Clause 8.6 (Mandatory Prepayment on a Hotel Disposal) are applied in prepayment of any Italians Loans outstanding provided that:

          (i) no Event of Default or Italian Event of Default would arise as a result of such prepayment; and

          (ii) the Company delivers to the Agent a Compliance Certificate confirming that the financial covenants set out in Clause 21.2 (Financial condition) shall continue to be met for the twelve months immediately following the prepayment.

8.10 Restrictions

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

     (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

     (f) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

                                    SECTION 5

                              COSTS OF UTILISATION

9.   INTEREST

9.1  Calculation of interest

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR or, in relation to any Loan in euro, EURIBOR; and

     (c)  Mandatory Cost, if any.

9.2  Payment of interest

     The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period).

9.3  Default interest

     (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

     (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

          (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

          (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

     (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4  Notification of rates of interest

     The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.  INTEREST PERIODS

10.1 Selection of Interest Periods

     (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

     (b) Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of one, two or three Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders).

     (c) An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

     (d)  Each Interest Period for a Loan shall start on the Utilisation Date.

     (e)  A Loan has one Interest Period only.

10.2 Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.  CHANGES TO THE CALCULATION OF INTEREST

11.1 Absence of quotations

     Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2 Market disruption

     (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

          (i)  the Margin;

          (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

         (iii) the  Mandatory  Cost,  if  any,   applicable   to  that  Lender's
               participation in the Loan.

     (b)  In this Agreement "Market Disruption Event" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

          (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3 Alternative basis of interest or funding

     (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4 Break Costs

     (a) Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.  FEES

12.1 Commitment fee

     (a) The Borrowers shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 0.30 per cent. per annum on that Lender's Available Commitment for the Availability Period.

     (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2 Arrangement fee

     The Obligors shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3 Agency fee

     The Obligors shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed between the Agent and the Obligors in a Fee Letter.

12.4 Security fee

     The Obligors shall pay to the Security Trustee (for its own account) a security fee in the amount and at the times agreed between the Security Trustee and the Obligors in a Fee Letter.

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

13.  TAX GROSS UP AND INDEMNITIES

13.1 Definitions

     (a)  In this Agreement:

          "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

          "Qualifying Lender" means:

          (i) a Lender (other than a Lender within sub-paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

               (A)  a Lender:

                    (1) which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

                    (2) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

               (B)  a Lender which is:

                    (1) a company resident in the United Kingdom for United Kingdom Tax purposes;

                    (2)  a partnership each member of which is:

                         (a)  a company so resident in the United Kingdom; or

                         (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act;

                    (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company; or

               (C)  a Treaty Lender; or

          (ii) a building society as defined for the purposes of section 477A of the Taxes Act.

          "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

          (i) a company resident in the United Kingdom for United Kingdom Tax purposes;

          (ii) a partnership each member of which is:

               (A)  a company so resident in the United Kingdom; or

               (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act ) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

          (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.

          "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

          "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

          "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

          "Treaty Lender" means a Lender which:

          (i) is treated as a resident of a Treaty State for the purposes of the relevant Treaty; and

          (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

          "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

     (b) Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2 Tax gross-up

     (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

     (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

          (i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

          (ii)

               (A) the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender;

               (B) the Board of the Inland Revenue has given (and not revoked) a direction (a "Direction") under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a Party) which relates to that payment and that Lender has received from that Obligor or the Company a certified copy of that Direction; and

               (C) the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or

          (iii) the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Company; or

          (iv) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

     (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

     (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3 Tax indemnity

     (a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

     (b)  Paragraph (a) above shall not apply:

          (i) with respect to any Tax assessed on a Finance Party:

               (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

               (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

          (ii) to the extent a loss, liability or cost:

               (A) is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

               (B) would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied.

     (c)  A Protected Party making, or intending to make a claim under paragraph
          (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

     (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4 Tax Credit

     If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

     (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

     (b)  that  Finance  Party has  obtained,  utilised  and  retained  that Tax
          Credit,

     the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5 Stamp taxes

     The Company shall pay and, within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of, or in order to register or enforce any Finance Document.

13.6 Value added tax

     (a) All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

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     (b)  If VAT is  chargeable  on any supply  made by any  Finance  Party (the
          "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

     (c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.  INCREASED COSTS

14.1 Increased costs

     (a) Subject to Clause 14.3 (Exceptions) the Company shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that
          Finance  Party  or  any of  its  Affiliates  as a  result  of (i)  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

     (b)  In this Agreement "Increased Costs" means:

          (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

          (ii) an additional or increased cost; or

         (iii) a reduction of any amount due and payable under any Finance Document,

          which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2 Increased cost claims

     (a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

     (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

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14.3 Exceptions

     (a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

          (i) attributable to a Tax Deduction required by law to be made by an Obligor;

          (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

         (iii) compensated for by the payment of the Mandatory Cost; or

          (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

     (b) In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.  OTHER INDEMNITIES

15.1    Currency indemnity

     (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

          (i)  making or filing a claim or proof against that Obligor;

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

          that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 Other indemnities

     The Company shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

     (a)  Investigating any event which it reasonably believes is a Default;

     (b)  the occurrence of any Event of Default;

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     (c)  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

     (d) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

     (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3 Indemnity to the Agent

     The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

     (a)  investigating any event which it reasonably believes is a Default; or

     (b) entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 30.9 (Change of Currency); or

     (c)  acting or  relying on any  notice,  request  or  instruction  which it
          reasonably   believes  to  be  genuine,   correct  and   appropriately
          authorised.

15.4 Indemnity to the Security Trustee

     (a) Each Obligor shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

          (i) the taking, holding, protection or enforcement of the Transaction Security;

          (ii) the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law; and

          (iii) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

     (b) The Security Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

16.  MITIGATION BY THE LENDERS

16.1 Mitigation

     (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14

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


          (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

     (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2 Limitation of liability

     (a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

     (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.  COSTS AND EXPENSES

17.1 Transaction expenses

     The Borrowers shall promptly on demand pay the Agent, the Arranger and the Security Trustee the amount of all costs and expenses (including, but not limited to legal fees) reasonably incurred by any of them or by anyone acting under powers of attorney granted by any of the Agent, the Arranger or the Security Trustee, in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

     (a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

     (b)  any other Finance Documents executed after the date of this Agreement.

17.2 Amendment costs

     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Borrowers shall, within ten Business Days of demand, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by the Agent and the Security Trustee (and in the case of the Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

17.3 Security Trustee's ongoing costs

     (a)  In the event of:

          (i)  the occurrence of a Default; or

          (ii) the Security Trustee considering it necessary or expedient; or

         (iii) being requested by an Obligor or the Majority Lenders to undertake duties which the Security Trustee and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance
               Documents, the Company shall pay to the Security Trustee any additional remuneration that:

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




               (A) is set out in the Fee Letter relating to the security fee detailed in Clause 12.4 (Security fee); or

               (B)  as may be agreed between them.

     (b) If the Security Trustee and the Company fail to agree upon the nature of the duties upon any additional remuneration under is payable under Clause 17.3 (a)(iii), that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Company, or failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

17.4 Enforcement and preservation costs

     The Borrowers shall, within ten Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including, but not limited to, legal and notarial fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

                                    SECTION 7

                                    GUARANTEE

18.  GUARANTEE AND INDEMNITY

18.1 Guarantee and indemnity

     Each Guarantor irrevocably and unconditionally jointly and severally:

     (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover. The validity of the guarantee provided in respect of one or more guaranteed obligation shall not affect the guarantee as a whole, the guarantee being in such case deemed as provided for the remainder of the guaranteed obligations.

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18.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3 Reinstatement

     If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4 Waiver of defences

     The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

     (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

     (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the European Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

18.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause

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


     18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6 Appropriations

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7 Deferral of Guarantors' rights

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     (a)  to be indemnified by an Obligor;

     (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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                                    SECTION 8

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.  REPRESENTATIONS

     Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1 Status

     (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

     (b) It and each of its Subsidiaries (which are not Excluded Subsidiaries) has the power to own its assets and carry on its business as it is being conducted.

19.2 Binding obligations

     The obligations expressed to be assumed by it in each Finance Document and each Italian Finance Document to which it is a party, are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

19.3 Non-conflict with other obligations

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the Italian Finance Documents to which it is a party, do not and will not conflict with:

     (a)  any law or regulation applicable to it;

     (b) its or any of its Subsidiaries' (which are not Excluded Subsidiaries) constitutional documents; or

     (c) any agreement or instrument binding upon it or any of its Subsidiaries (which are not Excluded Subsidiaries) or any of its or any of its Subsidiaries (which are not Excluded Subsidiaries) assets.

19.4 Power and authority

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the Italian Finance Documents to which it is a party and the transactions contemplated by those Finance Documents and the Italian Finance Documents.

19.5 Validity and admissibility in evidence

     All Authorisations required or desirable:

     (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and the Italian Finance Documents to which it is a party; and

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




     (b)  to make the Finance  Documents  and the Italian  Finance  Documents to
          which  it  is  a  party   admissible  in  evidence  in  each  Relevant
          Jurisdiction,

     have been obtained or effected and are in full force and effect.

19.6 Governing law and enforcement

     (a) The choice of governing law of each of the Finance Documents and the Italian Finance Documents to which it is a party, will be recognised and enforced in each Relevant Jurisdiction.

     (b) Any judgment obtained in England in relation to a Finance Document and an Italian Finance Documents to which it is a party, will be recognised and enforced in each Relevant Jurisdiction.

19.7 Deduction of Tax

     It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Qualifying Lender.

19.8 No filing or stamp taxes

     Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents or the Italian Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the Italian Finance Documents or the transactions contemplated by the Finance Documents or the Italian Finance Documents, other than:

     (a)  registration under s.395 Companies Act 1985;

     (b) payment of Portuguese stamp duty in respect of the guarantees and security provided by Lapa and Hoteis under the Finance Documents under the Portuguese Stamp Duty Code, enacted by Law nr. 150/99 of September 11, 1999, as amended;

     (c)  registration  under s55 of Bermuda's  Companies  Act 1981, as amended;
          and

     (d) payment of Imposta Sostitutiva on the Italian Facility Agreement and as regulated by Article 15 of Presidential Decree No. 601 of 29 September 1973.

19.9 No default

     (a) No Event of Default or Italian Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

     (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries (which are not Excluded Subsidiaries) or to which its or its Subsidiaries' (which are not Excluded Subsidiaries) assets are subject, and in each case which might have a Material Adverse Effect.

19.10 No misleading information

     (a) Any factual information provided by the Company or any member of the European Group for the purposes of the Information Memorandum was true and

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


          accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

     (b) The financial projections contained in the Information Memorandum were prepared on the basis of recent historical information and on the basis of reasonable assumptions.

     (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect as at the first Utilisation Date.

     (d) All written information (other than the Information Memorandum) supplied by the Company or any member of the European Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

19.11 Financial statements

     (a) Its Original Financial Statements were prepared in accordance with US GAAP or, in the case of the unaudited financial statements of Luxembourg Holdco, Lux GAAP, consistently applied.

     (b) In relation to its Original Financial Statements prepared under US GAAP, those Original Financial Statements present fairly in all material respects its financial condition and where applicable, the financial condition of its subsidiaries.

     (c) In relation to its Original Financial Statements prepared under Lux GAAP, present fairly in all material respects its financial condition and where applicable, the financial condition of its subsidiaries.

     (d) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date on which the Original Financial Statements were prepared.

19.12 Pari passu ranking

     Its payment obligations under the Finance Documents and the Italian Facility Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13 No proceedings pending or threatened

     No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14 Environmental compliance

     Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any Real Property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.15 Environmental Claims

     No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

19.16 Taxation

     (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

     (b)  It is not materially overdue in the filing of any Tax returns.

     (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

19.17 Security

     (a) No Security exists over all or any of the present or future assets of any member of the European Group other than any Security permitted under Clause 22.3 (Negative Pledge).

     (b) No Security exists over all or any of the Company's assets expressed to be the subject of any Security under a Finance Document.

19.18 Ranking

     Subject  to  the  reservations   contained  in  the  Legal  Opinions,   the
     Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

19.19 Transaction Security

     Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

19.20 Title To Assets

     (a) It is the absolute sole legal and beneficial owner of, and has good and marketable title to, each of its assets which are expressed to be the subject of any Security created or expressed to be created under the Security Documents;

     (b) It has good, valid and marketable title to, or valid leases or licences of, and all appropriate and necessary Authorisations to use the assets, including its Hotels, necessary to carry on its business as presently conducted.

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




19.21 Shares

     The shares and quotas which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights other than as disclosed in the Original Financial Statements of the Company. The constitutional documents of companies whose shares or quotas are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares or quotas on creation or on enforcement of the Transaction Security.

19.22 Intellectual Property

     It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property.

19.23 Group Structure

     The Group  Structure  Chart  delivered  to the Agent  pursuant to Part I of
     Schedule 2 (Conditions Precedent) is true, complete and accurate as at the first Utilisation Date.

19.24 Ownership of the Obligors

     (a) Each Obligor (other than the Company) is directly or indirectly, a wholly-owned Subsidiary of the Company.

     (b) Hotel Splendido Srl owns 98.08 per cent. of the shares in the issued share capital of HDC.

19.25 Centre of main interests and establishments

     It has its "centre of main interests" (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation")) in its jurisdiction of incorporation.

19.26 Repetition

     The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

     (a) the date of each Utilisation Request and the first day of each Interest Period; and

     (b) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

20. INFORMATION UNDERTAKINGS

     The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1 Financial statements

     The  Company  shall  supply to the Agent in  sufficient  copies for all the
     Lenders:

     (a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

          (i) its audited consolidated financial statements for that financial year; and

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




          (ii) the financial statements of each Obligor (other than the Company) for that financial year prepared in accordance with US GAAP together with confirmation from Deloitte, following completion of an agreed procedure, that each of these financial statements are accurately extracted from the audited consolidated financial statements of the Company for the corresponding financial year.

     (b) as soon as the same become available, but in any event within 45 days after the end of each quarter of its financial years:

          (i) its consolidated financial statements for that financial quarter; and

          (ii) the financial statements of each Obligor (save for the Company) for that financial quarter;

     (c) as soon as the same become available, but in any event within 45 days after the end of each quarter, management accounts of each Obligor for that period in such a form as to disclose with accuracy the financial position of the relevant Obligor which shall include the following information in respect of each such period:

          (i)  a profit and loss statement and balance sheet;

          (ii) details of income, occupancy levels, average room rates and Revpar achieved for each Hotel and Italian Hotel;

         (iii) details of capital expenditure at each Hotel and Italian Hotel;

          (iv) a cashflow statement;

          (v) a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the then current Business Plan; and

          (vi) such other information as the Agent may, upon giving reasonable prior notice, reasonably require.

20.2 Compliance Certificate

     (a) The Company shall supply to the Agent within 60 days of each Quarter Day (as defined in Clause 21.1 (Financial Definitions) and, with each set of financial statements delivered pursuant to paragraph (a)(i) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

     (b) Each Compliance Certificate shall be signed by two directors or senior officers of the Company one of which being the chief financial officer of the Company.

20.3 Requirements as to financial statements

     (a) Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall be certified by a director/officer of the relevant company as fairly presenting its financial condition in all material respects as at the date as at which those financial statements were drawn up.

     (b) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using US GAAP, and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in US GAAP, or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

          (i) a description of any change necessary for those financial statements to reflect US GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

          (ii) sufficient   information,   in  form  and  substance  as  may  be
               reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

     (c) Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4 Business Plan

     The Company shall supply to the Agent, prior to the start of each operating year, a business plan in a form approved by the Agent and which shall include the following information:

     (a) a projected profit and loss statement and balance sheet for each Obligor;

     (b) annual budgets including details of projected income, occupancy levels, average room rates and Revpar (the revenue per available room) to be achieved for each Hotel and details of projected capital expenditure for each Hotel;

     (c)  a projected cashflow statement for each Obligor;

     (d) projected calculations in relation to the financial undertakings set out in Clause 21.2 (Financial undertakings) for the next year;

     (e)  such other information as the Agent may reasonably require.

20.5 Information: miscellaneous

     The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

     (a) all documents of a non-routine nature dispatched by an Obligor (other than the Company) to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

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




     (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

     (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably require.

20.6 Notification of default

     (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

     (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7 "Know your customer" checks

     (a)  If:

          (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

          (ii) any change in the status or shareholders or quotaholders of an Obligor after the date of this Agreement; or

         (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

          obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

     (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested

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


          by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

     (c) The Company shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

     (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21.  FINANCIAL COVENANTS

21.1 Financial definitions

     In this Clause 21:

     "Consolidated EBITDA" means, for a Relevant Period, Consolidated Profits before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

     "Consolidated Net Finance Charges" means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group or the European Group (as applicable) after deducting any interest receivable by any member of the Group or the European Group (as applicable) on any deposit or bank account which is unencumbered (excluding encumbrances created by the Finance Documents).

     "Consolidated Profits before Interest and Tax" means, in respect of any Relevant Period, the consolidated net income of the Group or the European Group (as applicable) arising from the operation of the Hotels and the Italian Hotels before:

     (a)  any provision on account of taxation;

     (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group or the European Group (as applicable) in respect of Indebtedness for Borrowed Money; and

     (c)  any items treated as exceptional or extraordinary items.

     "Consolidated Tangible Net Worth" means at any time the aggregate of the amounts paid up or credited as paid upon the issued ordinary share capital or quotas of the Company and the aggregate amount of the reserves of the Group, including:

     (d)  any amount credited to the share or quota premium account;

     (e)  any capital redemption reserve fund; and

     (f) any balance standing to the credit of the consolidated profit and loss account of the Group which shall for the avoidance of doubt, provide details of any amount set aside for taxation, deferred taxation or bad debts;

     but deducting:

     (a) any debit balance on the consolidated profit and loss account of the Group;

     (b) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

     (c) any amount in respect of interests of non-Group members in Group subsidiaries;

     (d)  (to  the  extent   included)  any  amounts   arising  from  an  upward
          revaluation of assets made at any time after the date of the Original Financial Statements; and

     (e) any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

     "Indebtedness for Borrowed Money" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) and (h) of the definition of "Financial Indebtedness".

     "Quarter day" means the end of each financial quarter of the Company.

     "Relevant Period" means each period of twelve months ending on the last day of the Company's financial year and each period of twelve months ending on a Quarter Day.

21.2 Financial condition

     The Company undertakes to ensure that:

     (a)  Net Worth

          Consolidated Tangible Net Worth shall not at any time be less than US$450,000,000.

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




     (b)  Loans to Hotel Value

          the ratio of (x) the aggregate amount of the Loans and the Italian Loans outstanding to (y) the aggregate gross open market value of the Hotels (excluding Hotel de la Cite) which are the subject of the Security Documents and the Italian Hotels which are the subject of the Italian Security Documents as detailed in the Valuation most recently delivered to the Agent or the Italian Lender, shall not at any time exceed 0.70:1;

     (c)  Interest Cover Ratio - European Group

          the  ratio  of   Consolidated   EBITDA  for  the  European   Group  to
          Consolidated Net Finance Charges for the European Group shall for each Relevant Period be equal to or greater than 2:1; and

     (d)  Interest Cover Ratio - Group

          the ratio of Consolidated EBITDA for the Group to Consolidated Net Finance Charges for the Group shall for each Relevant Period be equal to or greater than 1.50:1.

21.3 Financial testing

     The financial covenants set out in Clause 21.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

22.  GENERAL UNDERTAKINGS

     The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1 Authorisations

     Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and the Italian Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document and any Italian Finance Document.

22.2 Compliance with laws

     Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents and the Italian Finance Documents.

22.3 Negative pledge

     (a) No Obligor (other than the Company) shall create or permit to subsist any Security over any of its assets.

     (b) The Company shall not create or permit to subsist any Security over any of its assets expressed to be the subject of any Security under a Finance Document.

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




     (c)  No Obligor (other than the Company) shall:

          (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

          (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

          (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

          (iv) enter into any other preferential arrangement having a similar effect,

          in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

     (d)  Paragraphs (a) and (c) above do not apply to:

          (i) any netting or set-off arrangement entered into by any member of the European Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (ii) any lien arising by operation of law and in the ordinary course of trading;

          (iii) the Transaction Security; or

          (iv) any Security  (including the Retained Security) granted to secure
               Financial   Indebtedness   permitted  under  Clause   22.15(b)(v)
               provided that:

               (A) the assets subject to that Security or Retained Security are not included in any Valuation of any Hotel and are not subject to the Transaction Security; and

               (B)  the  aggregate  Financial   Indebtedness   secured  by  that
                    Security   and   Retained    Security    does   not   exceed
                    (euro)10,000,000.

          The amount of the Residual Outstandings only shall be taken into account in calculating the Financial Indebtedness secured by the Retained Security.

22.4 Disposals

     (a) (i) No Obligor (other than the Company) shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including any Hotel).

          (ii) The Company shall procure that no member of the European Group enters into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Italian Hotel or the business calculated there from.

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




     (b) The Company shall not enter into a single transaction or a series of transactions (whether or not related) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset expressed to be the subject of any Security under a Finance Document.

     (c) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

          (i) of an asset (not being a Hotel, Italian Hotel or Shares or quotas in any Obligor) made by an Obligor in the ordinary course of trading as a hotel owner;

          (ii) of an asset (not being a Hotel, Italian Hotel or Shares or quotas in any Obligor) in exchange for other assets comparable or superior as to type, value and quality or of other assets not required for the operating of the Hotels;

          (iii) of an asset (not being a Hotel, Italian Hotel or Shares or quotas in any Obligor) being sold, leased, transferred or otherwise disposed of in the ordinary course of trading where the higher of the arm's length market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the European Group, other than any permitted under paragraphs (i) and (ii) above) does not exceed
               (euro)500,000 (or its equivalent in another currency or currencies) in any financial year;

          (iv) any Hotel Disposal (other than a Hotel Disposal relating to an Italian Hotel) which has the prior written consent of the Agent acting on the instructions of the Majority Lenders, such consent not to be unreasonably withheld if no Event of Default is continuing and each of the following conditions is satisfied:

               (A) the Hotel Disposal is for market value and on arm's length terms and the consideration is payable in full at completion of the Hotel Disposal;

               (B) the Borrower gives not less than five Business Days' notice in writing to the Agent of the proposed Hotel Disposal; and

               (C) the proceeds of the Hotel Disposal (including any amount of debt that the purchaser has agreed to prepay), after deducting the reasonable costs incurred in relation to the Hotel Disposal (the "Net Disposal Proceeds") will be sufficient to pay:

                    (1) the amount of the Loan that falls to be prepaid pursuant to Clause 8.6 (Mandatory prepayment on a Hotel Disposal) and all related Break Costs and interest;

                    (2) all Tax that is or may become payable by any member of the Group as a result of the Hotel Disposal; and



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               (D)  the Net  Disposal  Proceeds  of the Hotel  Disposal  will be applied in accordance with Clause 8.6 (Mandatory prepayment on a Hotel Disposal) on completion of the Hotel Disposal;

               (E) any prepayment and/or cancellation of the Italian Facility required by Clause 8.9 (Application of Prepayments) will be made;

               (F) the Company delivers to the Agent a Compliance Certificate confirming that the financial covenants set out in Clause
                    21.2 (Financial condition) shall continue to be met for the twelve months immediately following the Hotel Disposal;

               (G) the Obligor making the disposal delivers to the Agent a solvency certificate signed by two officers of that Obligor;

          (v) any Hotel Disposal of an Italian Hotel which has the prior written consent of all the Lenders;

          (vi) the grant of leases, licences or concessions of retail units at a Hotel (excluding any restaurants or casinos) on arms length terms in the ordinary course of trading; and

         (vii) of any Shares or quotas in any Excluded Subsidiary provided that the Agent is satisfied that the proceeds of such disposal will be sufficient to pay all Tax that is or may become payable by any member of the Group as a result of the disposal;

         (viii) of any shares held by Hotel Splendido Srl in HDC to Luxembourg Holdco provided that the Agent is satisfied that:

               (A) any Tax that is or may become payable by any member of the Group as a result of the transfer will be paid;

               (B) Security is granted at the cost of the Company to the Security Trustee (in substantially the same form as the existing Security granted to the Security Trustee) over the shares in HDC transferred to Luxembourg Holdco; and

               (C)  the  Agent   receives   a  legal   opinion   and  any  other
                    Authorisation document or assurance which the Agent considers to be necessary or desirable in connection with the transfer and the new Security; or

          (ix) any disposal effected pursuant to a Security Document.

22.5 Merger

     No Obligor shall (and the Company shall ensure that no other member of the European Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

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22.6 Change of Business

     (a) The Company shall procure that no change is made to the general nature of the business of the Company or the European Group from that carried on at the date of this Agreement.

     (b) No Obligor shall change (or permit to be changed) the name or branding of any Hotel or Italian Hotel.

22.7 Insurance

     (a) Unless the Security Trustee otherwise agrees in writing, the Company shall (and shall procure that the relevant Obligors shall):

          (i) insure and keep insured, with financially sound and reputable insurers, all the assets and business in a manner and on the basis as shall be no less than the insurances described in
               Schedule 11 (Minimum Insurance Requirements for the Company) and such other insurances as a prudent owner of a hotel would ordinarily maintain;

          (ii) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each Insurance Policy;

         (iii) promptly notify the relevant insurer of any claim by an Obligor under any policy written by that insurer and diligently pursue that claim;

          (iv) comply with all warranties under, and the terms of, each Insurance Policy;

          (v) not do or omit to do, or permit to be done or not done, anything which might prejudice an Obligor's right to claim or recover under any Insurance Policy; and

          (vi) not rescind, terminate, cancel or cause an adverse material change to any Insurance Policy;

          provided always that if at any time and for any reason any insurance required to be maintained under this Agreement shall not be in full force and effect, the Security Trustee shall then, or at any time while the same is continuing, be entitled (but not obliged) on its own behalf to procure such insurance at the expense of each Obligor and to take all such steps as it may consider expedient or necessary to ensure that any insurance required under this Agreement is effected.

     (b) Each Insurance Policy shall be on arm's length market terms and conditions acceptable to the Security Trustee, and each Obligor undertakes that no change will be made to an Obligor's insurance program, which will result in cover less than specified with Schedule 11 (Minimum Insurance Requirements for the Company), without consultation and agreement in writing with the Security Trustee.

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     (c)  On every  Insurance  Policy  other than those  applying  in respect of legal liability of whatsoever kind on the part of the Company for injury, loss or damage occasioned to any party:

          (i)  the interest of the Security Trustee shall be noted;

          (ii) funds in settlement of all claims in excess of $1,000,000 (or equivalent) shall be paid to the Security Trustee, except to the extent that such amounts are to be paid in reimbursement of amounts expended in repair or replacement of the damage or costs insured in maintaining the business or are payable directly to third parties in payment for work completed in course of such repair or replacement;

         (iii) if an Event of Default or Italian Event of Default is continuing the Security Trustee may by notice to the Company, require the relevant Obligor to settle a claim of insurance on the basis that the proceeds will not be applied in repair or replacement of the damage or costs incurred and any such proceeds of insurance paid to the Obligors shall be applied by the relevant Obligors in repayment of the Loans in accordance with Clause 8.7 (Mandatory Prepayments - Insurance Proceeds).

     (d) No Insurance Policy shall be cancelled or suspended by the Company or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless the Security Trustee and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Company receive at least thirty (30) days notice (but seven (7) days or such lesser period as the Security Trustee may agree in respect of cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension of that Insurance Policy.

     (e) The Security Trustee may remit the proceeds of any insurance paid to it to the relevant Obligor to repair or replace the relevant damaged assets or if an Event of Default or Italian Event of Default is continuing apply the proceeds towards the repayment of all or any part of the Loans in accordance with Clause 8.7 (Mandatory Prepayments - Insurance Proceeds).

     (f) Each Obligor shall use any insurance proceeds it receives (whether from the Security Trustee or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset unless that Obligor is required to apply the proceeds of the claim in repayment of the Loans in accordance with Clause 8.7 (Mandatory Prepayments - Insurance Proceeds).

     (g) Unless the Security Trustee agrees otherwise in writing, the Company shall provide to the Security Trustee the following:

          (i) as soon as possible after its occurrence, notice of any event of loss or damage which entitles an Obligor to claim for an aggregate amount

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


               exceeding $1,000,000 (or equivalent) under any one or more Insurance Policies;

          (ii) notice of any new  activities  in  relation  to the  Obligors  or
               Hotels  which  require   insurances  beyond  those  indicated  in
               Schedule 11 (Minimum Insurance Requirements for the Company);

         (iii) within 30 days of insurance program renewal, certification that the insurance program remains in place, as per Schedule 11 (Minimum Insurance Requirements for the Company); and

          (iv) any other information or documents on each Insurance Policy as the Security Trustee may reasonably request from time to time.

22.8 Environmental Compliance

     Each Obligor shall (and the Company shall ensure that each member of the European Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so might reasonably be expected to have a Material Adverse Effect.

22.9 Environmental Claims

     The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

     (a) if any Environmental Claim has been commenced or (to the best of the Company's knowledge and belief) is threatened against any member of the Group; or

     (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

     where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

22.10 Taxation

     Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (expect to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) where such payment can be lawfully withheld).

22.11 Acquisitions

     (a) No Obligor (other than the Company) shall acquire any company, business, assets or undertaking without the consent of the Agent.

     (b)  Paragraph (a) above does not apply:

          (i)  to  the   acquisition  of  any  company,   business,   assets  or
               undertaking,   if  the  amount  of  the  acquisition  cost,  when
               aggregated with the aggregate

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






               acquisition cost of any other companies, business, assets or undertakings acquired by any Obligor (other than the Company) during that financial year is equal to or less than
               (euro)250,000;

          (ii) to the acquisition by a member of the European Group of any company, business, assets or undertakings from another member of the Group if the disposal of such company, business, assets of undertakings is permitted under Clause 22.4 (Disposals);and

         (iii) the acquisition by Hotel Splendido Srl of any shares issued in HDC and if Hotel Splendido Srl has transferred all of its shares in HDC to Luxembourg Holdco in accordance with Clause 22.4 (Disposals), the acquisition by Luxembourg Holdco of any shares in HDC which may be issued by HDC from time to time.

22.12 Loans and Guarantees

     (a) No member of the European Group shall make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any other person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

     (b)  Paragraph (a) above does not apply:

          (i) to the making of any loans, granting of any credit or giving of any guarantee or indemnity made by one member of the European Group to (or in respect of the obligations of) another member of the European Group in the ordinary course of business; or

          (ii) to a loan, granting of any credit or giving of any guarantee or indemnity made by a member of the European Group to another member of the Group provided that when such loan, granting of credit or giving of guarantee or indemnity is made no Event of Default is continuing or would result from the making of such loan, granting of credit or giving of guarantee or indemnity; or

         (iii) where the loan or granting of credit or giving of guarantee or indemnity is applied to pay a Secured Obligation.

22.13 Subordination of Loans

     (a) No member of the European Group shall pay any Financial Indebtedness arising under a loan permitted by Clause 22.12 (Loans and Guarantees).

     (b)  Paragraph (a) above does not apply:

          (i) to the payment of any Financial Indebtedness made by one member of the European Group to another member of the European Group in the ordinary course of business;

          (ii) to a Permitted Payment; or

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         (iii) where the payment of the  Financial  Indebtedness  is applied in payment of a Secured Obligation.

22.14 Dividends

     (a) No Obligor (other than the Company) shall pay, make or declare any dividend or other distribution to any of its members.

     (b)  Paragraph (a) above does not apply:

          (i)  to a Permitted Payment; or

          (ii) where the dividend or other distribution is made by an Obligor which is not Luxembourg Holdco and is applied in payment of a Secured Obligation.

22.15 Indebtedness

     (a) Each Obligor shall ensure that no member of the European Group shall incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

     (b)  Paragraph (a) above does not apply to any Financial Indebtedness:

          (i)  arising under or permitted by the Finance Documents;

          (ii) any Financial Indebtedness between the Obligors if such Financial Indebtedness has been incurred on arm's length terms and is subordinated to the claims of the Finance Parties on terms acceptable to the Agent;

         (iii) arising under the Italian Facility Agreement;

          (iv) arising as result of any netting or set-off arrangement entered into by any member of the European Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (v) any secured Financial Indebtedness not exceeding (euro)10,000,000 in aggregate across the European Group;

          (vi) any  other  unsecured   Financial   Indebtedness   not  exceeding
               (euro)30,000,000 in aggregate across the European Group.

     (c) The Obligors (other than the Company) shall not enter into any hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which is not a finance lease if this would cause the aggregate of the payments to be made by the Obligors (other than the Company) in respect of such agreements to exceed, in any financial year of the Company, an amount greater than (euro)1,000,000.

22.16 Maintenance of Hotels

     (a) Each Obligor shall keep the Hotels (including all FF&E) in good and substantial repair and condition.

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     (b)  Without prejudice to paragraph (a), the Company shall procure that not less than 3% of the gross revenues of each Hotel is applied or reserved towards the renewal and replacement of FF&E at that Hotel.

22.17 Ranking Obligations

     Each Obligor shall ensure that its obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.18 Accounting Date

     No Obligor shall, without the consent of the Majority Lenders, change its accounting date.

22.19 Delivery of Declarations

     Each Obligor shall within any relevant time period laid down in any statute, law or regulation make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any governmental, statutory or other body or agency by it in connection with the Finance Documents and any of the transactions contemplated under the Finance Documents.

22.20 Valuations

     (a) The Company shall ensure that the Valuer prepares and delivers to the Finance Parties a Valuation of each Hotel on the date falling 36 months after the date of this Agreement. The cost of each such Valuation will be borne by the Company.

     (b) The Agent may, at any other time, request the Valuer promptly to prepare and deliver to the Agent a Valuation of any Hotel as the Agent may direct and the cost of any such Valuation will be borne by the Agent unless:

          (i)  a Default is continuing;

          (ii) the Agent believes that it is reasonably likely that a Default will occur; or

         (iii) such  Valuation,   structural  survey  or  environmental  report
               discloses that an Event of Default is continuing,

          in which case the cost of any such Valuation, structural survey or environmental report will be borne by the Company.

22.21 Access

     Upon reasonable notice being given by the Agent to the Company, each Obligor shall permit the Agent and any person (being an accountant, creditor, solicitor, valuer or other professional adviser of the Agent) authorised by the Agent to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of any Obligor and to such accounting books and records of the Manager.

22.22 Hotel Substitutions

     The Company may request the Agent (acting on the instructions of all Lenders) to permit:

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     (a)  the  release  of a  Hotel,  and the  owner  of that  Hotel,  from  the
          Transaction Security; and/or

     (b)  the addition of a further hotel as a Hotel.

     The consent of all Lenders shall be required to any such release or addition, and any such release or addition shall be subject to such conditions as the Agent (acting on the instructions of all Lenders) shall reasonably require.

22.23 Arm's length terms

     Each Obligor shall ensure that all transactions conducted by a member of the European Group are on arm's length terms.

22.24 Hotel Authorisations

     Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Licences and
     Authorisations required under any law or regulation of the Relevant Jurisdiction to enable it to use each of its assets and Hotels and to carry out its business conducted at its Hotel at the date of this Agreement.

23.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in this Clause 23 is an Event of Default.

23.1 Non-payment

     An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

     (a)  its failure to pay is caused by administrative or technical error; and

     (b)  payment is made within three Business Days of its due date.

23.2 Financial covenants, indebtedness and security

     Any requirement of Clause 21 (Financial covenants) is not satisfied or any Obligor does not comply with any provision of Clause 22.3 (Negative Pledge) to Clause 22.7 (Insurance), Clause 22.11 (Acquisitions), Clause 22.12 (Loans and guarantees) to Clause 22.15 (Indebtedness) and Clause 22.17 (Ranking Obligations).

23.3 Other obligations

     An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants, Indebtedness and security)) and such failure, if capable of remedy is not remedied within 20 Business Days after the earlier of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

23.4 Misrepresentation

     Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

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23.5 Cross default

     (a) Any Financial Indebtedness of any member of the European Group is not paid when due nor within any originally applicable grace period.

     (b) Any Financial Indebtedness of any member of the European Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

     (c) Any commitment for any Financial Indebtedness of any member of the European Group is cancelled or suspended by a creditor of any member of the European Group as a result of an event of default (however described).

     (d) Any creditor of any member of the European Group becomes entitled to declare any Financial Indebtedness of any member of the European Group due and payable prior to its specified maturity as a result of an event of default (however described).

     (e) In relation to any Financial Indebtedness which is not incurred under or in connection with the Italian Facility Agreement, no Event of Default will occur under this Clause 23.5 if the aggregate amount of such Financial Indebtedness or commitment for such Financial Indebtedness falling within paragraphs (a) to (d) above is less than
          (euro)12,500,000 (or its equivalent in any other currency or currencies).

23.6 Insolvency

     (a) The Company or a member of the European Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or has lost its creditworthiness.

     (b) The Company or any member of the European Group which conducts business in France is in a state of cessation des paiements, or any member of the European Group becomes insolvent for the purpose of any insolvency law.

     (c) The value of the assets of the Company or the European Group is less than its liabilities (taking into account contingent and prospective liabilities).

     (d) A moratorium is declared in respect of any indebtedness of any member of the European Group or the Company.

23.7 Insolvency proceedings

     Any corporate action, legal proceedings, petition or other procedure or step is taken in relation to:

     (a) the filing of insolvency proceedings, suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or similar proceedings commenced against the Company or any member of the European Group other than a solvent liquidation or reorganisation of any member of the

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          European  Group  which is not an Obligor  including,  in  relation  to
          Luxembourg Holdco, a "faillite", a "concordant preventif de faillite", a "gestion controlee", a "liquidation judiciaire" or a "dissolution";

     (b) a composition, compromise, assignment or arrangement with any creditor of the Company or any member of the European Group;

     (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the European Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any member of the European Group (including, in relation to Luxembourg Holdco, a "commissaire a la gestion controlee", a "liquidateur" or a "liquidateur judiciaire", and "administrateur judiciaire", a "curateur") or any of its assets;

     (d) enforcement of any Security over any assets of any member of the European Group;

     (e) the Company or any member of the European Group commences proceedings for conciliation in accordance with articles L.611-4 to L.611-15 of the French Code de Commerce; or

     (f) a judgement for sauvegarde, redressement judiciaire, cession totale de l'entreprise or liquidation judiciaire is entered in relation to the Company or any member of the European Group under articles L.620-1 to L.670-8 of the French Code de Commerce, or any analogous procedure or step is taken in any jurisdiction.

23.8 Creditors' process

     Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the European Group or any asset of the Company the subject of the Transaction Security or, if that asset is considered by the Majority Lenders not to be material in the context of the assets of the European Group, such expropriation, attachment, sequestration, distress or execution is not discharged fully within 30 days.

23.9 Unlawfulness

     It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

23.10 Repudiation

     An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

23.11 Transaction Security

     (a) Any Obligor fails to perform or comply with any of the obligations assumed by it in the Security Documents.

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     (b)  At any time any of the Transaction  Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

     (c) At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

23.12 Ownership of the Obligors

     Any Obligor ceases to be directly or indirectly a wholly-owned subsidiary of the Company other than by reason of a Hotel Disposal permitted by this Agreement.

23.13 Compulsory Purchase

     Any part or interest of an Obligor in a Hotel is compulsorily purchased or is otherwise nationalised or otherwise expropriated which, in the opinion of the Majority Lenders, shall have a Material Adverse Effect.

23.14 Material Damage

     Any part of a Hotel is destroyed or damaged which in the opinion of the Majority Lenders, shall have a Material Adverse Effect.

23.15 Material adverse change

     Any event or circumstance occurs which the Majority Lenders reasonably believe might have a Material Adverse Effect.

23.16 Business

     Any Obligor ceases, or threatens to cease, to carry out the business carried out by it as on the date of this Agreement, other than by reason of a Hotel Disposal.

23.17 Acceleration

     On and at any time after the occurrence of an Event of Default which is continuing the Agent may and shall if so directed by the Majority Lenders:

     (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

     (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

     (d) exercise, or direct the Security Trustee to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

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                                    SECTION 9

                               CHANGES TO PARTIES

24.  CHANGES TO THE LENDERS

24.1 Assignments and transfers by the Lenders

     Subject to this Clause 24, a Lender (the "Existing Lender") may:

     (a)  assign any of its rights; or

     (b)  transfer by novation any of its rights and obligations,

     to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"), provided that any Existing Lender which is party to the Credit Support Agreement shall also transfer or assign at the same time, in accordance with the Credit Support Agreement, an amount of its Credit Support Commitments under (and as defined in) the Credit Support Agreement, equal to the proportion that the Commitments to be transferred or assigned by such Existing Lender bears to the aggregate Commitments of that Existing Lender immediately before the transfer or assignment.

24.2 Conditions of assignment or transfer

     (a) The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default is continuing.

     (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

     (c) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

     (d)  An assignment will only be effective on:

          (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

          (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

     (e)  A transfer  will only be effective if the  procedure set out in Clause
          24.5 (Procedure for transfer) is complied with.



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     (f)  If:

          (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

          (ii) as a result of circumstances existing at the date that the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

     (g) It is expressly agreed that the transfer referred to in Clause 24.1(b) will be made under English Law and shall not, in any way, entail or be construed as novation under French Law.

24.3 Assignment or transfer fee

     The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of (euro)2,000.

24.4 Limitation of responsibility of Existing Lenders

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

          (ii) the financial condition of any Obligor;

         (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

          and any representations or warranties implied by law are excluded.

     (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount

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               is or may be  outstanding  under  the  Finance  Documents  or any
               Commitment is in force.

     (c)  Nothing in any Finance Document obliges an Existing Lender to:

          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5 Procedure for transfer

     (a) Subject to the conditions set out in Clause 0 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

     (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

     (c)  On the Transfer Date:

          (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

          (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

         (iii) the Agent, the Arranger, the Security Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the

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               Security  Trustee and the Existing  Lender shall each be released
               from  further   obligations  to  each  other  under  the  Finance
               Documents; and

          (iv) the New Lender shall become a Party as a "Lender".

24.6 Copy of Transfer Certificate to Company

     The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company acting for itself and as agent for the Obligors a copy of that Transfer Certificate.

24.7 Disclosure of information

     Any Lender may disclose to any of its Affiliates and any other person:

     (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

     (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

     (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

     any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

25.  CHANGES TO THE OBLIGORS

25.1 Assignment and transfers by Obligors

     No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2 Additional Borrowers

     (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.7 ("know your customer" checks), the Company may request that any of its wholly owned Subsidiaries (that is not incorporated in, or resident for Tax purposes in, Portugal or Italy) becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

          (i)  all the Lenders approve the addition of that Subsidiary;

          (ii) the Company delivers to the Agent a duly completed and executed Accession Letter;

          (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

          (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

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     (b)  The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.3 Additional Guarantors

     (a) Subject to compliance with the provisions of Clause 20.7 ("know your customer" checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

          (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and

          (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

     (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.4 Repetition of Representations

     Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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                                   SECTION 10

                               THE FINANCE PARTIES

26.  ROLE OF THE AGENT AND THE ARRANGER

26.1 Appointment of the Agent

     (a) Each other Finance Party (other than the Security Trustee) appoints the Agent to act as its agent under and in connection with the Finance Documents.

     (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2 Duties of the Agent

     (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

     (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

     (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

     (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

     (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

26.3 Role of the Arranger

     Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4 No fiduciary duties

     (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

     (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5 Business with the Group

     The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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26.6 Rights and discretions of the Agent

     (a)  The Agent may rely on:

          (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

          (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

          (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

          (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

         (iii) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

     (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

     (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

     (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7 Majority Lenders' instructions

     (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

     (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

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     (c)  The Agent may refrain from acting in accordance with the  instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

     (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8 Responsibility for documentation

     Neither the Agent, nor the Arranger:

     (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents; or

     (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

26.9 Exclusion of liability

     (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

     (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

     (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

     (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is

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          solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

26.10 Lenders' indemnity to the Agent

     Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11 Resignation of the Agent

     (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

     (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

     (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

     (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

     (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

     (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

     (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph
          (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

26.12 Confidentiality

     (a) In acting as agent for the Finance Parties the Agent shall be regarded as acting through its agency division, or as appropriate, trustee division which shall be treated as a separate entity from any other of its divisions or departments.

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     (b)  If  information  is received by another  division or department of the
          Agent it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

26.13 Relationship with the Lenders

     (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

     (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
          Schedule 4 (Mandatory Cost Formulae).

     (c) Each Secured Party shall supply the Agent with any information that the Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as security trustee. Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

26.14 Credit appraisal by the Secured Parties

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

     (a) the financial condition, status and nature of each member of the Group;

     (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

     (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

     (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

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     (e)  the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

26.15 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.16 Agent's Management Time

     Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and expenses) and Clause 26.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

26.17 Deduction from amounts payable by the Agent

     If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.18 Reference and Engagement Letters

     Each Finance Party confirms each of the Arranger and the Agent has authority to accept on its behalf the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents (including any net asset letter in connection with the financial assistance procedures) and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

27.  ROLE OF SECURITY TRUSTEE

27.1 Trust

     The Security Trustee declares that (to the extent permitted by the applicable law) it shall execute and hold the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

27.2 Parallel Debt (Covenant to pay the Security Trustee)

     (a) Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Trustee, as creditor in its own right and not as representative of the other Finance Parties, sums equal to and in the currency of each amount payable by such Obligor to

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          each of the Finance Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Finance Party to take appropriate steps, in
          insolvency   proceedings  affecting  that  Obligor,  to  preserve  its
          entitlement to be paid that amount.

     (b) The Security Trustee shall have its own independent right to demand payment of the amounts payable by each Obligor under this Clause 27.2 (Parallel Debt (Covenant to pay the Security Trustee)), irrespective of any discharge of such Obligor's obligation to pay those amounts to the other Finance Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

     (c) Any amount due and payable by an Obligor to the Security Trustee under this Clause 27.2 (Parallel Debt (Covenant to pay the Security Trustee)) shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by an Obligor to the other Finance Parties under those provisions shall be decreased to the extent that the Trustee has received (and is able to retain) payment in full of the corresponding amount under this Clause 27.2 (Parallel Debt (Covenant to pay the Security Trustee)).

27.3 No Independent Power

     The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Trustee.

27.4 Security Trustee's Instructions

     The Security Trustee shall:

     (a) unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Agent countersigned by the Italian Lender acting in accordance with the Credit Support Agreement and shall be entitled to assume that (i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked;

     (b) be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

     (c) be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to the Lenders.

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27.5 Security Trustee's Actions

     Subject to the provisions of this Clause 27:

     (a) the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

     (b) at any time after receipt by the Security Trustee of notice from the Agent countersigned by the Italian Lender directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

27.6 Security Trustee's Discretions

     The Security Trustee may assume (unless it has received actual notice to the contrary in its capacity as trustee for the Secured Parties) that:

     (a) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and

          any right, power, authority or discretion vested in any person has not been exercised;

     (b) (if it receives any instructions or directions from the Agent countersigned by the Italian Lender to take any action in relation to the Transaction Security), assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

     (c) engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Trustee or by any other Secured Party), whose advice or services may at any time seem necessary, expedient or desirable;

     (d) rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

     (e) refrain from acting in accordance with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

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27.7 Security Trustee's Obligations

     The Security Trustee shall promptly inform the Agent of:

     (a) the contents of any notice or document received by it in its capacity as Trustee from any Obligor under any Finance Document; and

     (b) the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

27.8 Excluded Obligations

     Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

     (a) be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

     (b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

     (c) be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

     (d) be under any obligations other than those which are specifically provided for in the Finance Documents; or

     (e) have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

27.9 Exclusion of Security Trustee's liability

     The Security Trustee shall not accept responsibility or be liable for:

     (a) the adequacy and/or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents;

     (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

     (c) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent countersigned by the Italian Lender or otherwise, unless directly caused by its gross negligence or wilful misconduct;

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     (d)  the exercise of, or the failure to exercise, any judgement, discretion or power  given  to it by or in  connection  with  any of the  Finance
          Documents,   the   Transaction   Security  or  any  other   agreement,
          arrangement or document entered into, made or executed in anticipation of or in connection with the Finance Documents or the Transaction Security; or

     (e) any shortfall which arises on the enforcement of the Transaction Security.

27.10 No proceedings

     No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Trustee may rely on this Clause subject to Clause
     1.4 (Third Party rights) and the provision of the Third Parties Act.

27.11 Own responsibility

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation on all risks arising under or in connection with any Finance Document including but not limited to:

     (a) the financial condition, status and nature of each member of the Group;

     (b) the legality, validity, effectiveness, adequacy and enforceability of any Finance Document and the Transaction Security and any other agreement, arrangements or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

     (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

     (d) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

27.12 No responsibility to perfect Transaction Security

     The Security Trustee shall not be liable for any failure to:

     (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

     (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

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     (c)  register,  file or record or otherwise  protect any of the Transaction
          Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

     (d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

     (e) require any further assurances in relation to any of the Security Documents.

27.13 Insurance by Security Trustee

     (a) The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

     (b) Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Security Trustee has failed to do so within fourteen days after receipt of that request.

27.14 Custodians and Nominees

     The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.15 Acceptance of Title

     The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

27.16 Refrain from Illegality

     The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

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27.17 Business with the Obligors

     The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

27.18 Releases

     Upon a disposal of any of the Charged Property:

     (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee; or

     (b)  if that disposal is permitted under the Finance Documents,

     the Security Trustee shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.19 Winding up of Trust

     If the  Security  Trustee,  with  the  approval  of the  Majority  Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Trustee under each of the Security Documents.

27.20 Perpetuity Period

     The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

27.21 Powers Supplemental

     The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

27.22 Security Trustee division separate

     (a) In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its agency or trustee division which shall be treated as a separate entity from any other of its divisions or departments.

     (b) If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

27.23 Lenders' indemnity to the Security Trustee

     Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to

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     their  reduction  to zero)  indemnify  the Security  Trustee,  within three
     Business Days of demand, against any cost, loss or liability incurred by the Security Trustee (otherwise than by reason of the Security Trustee's gross negligence or wilful misconduct) in acting as Security Trustee under the Finance Documents (unless the Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

27.24 Disapplication

     Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.25 Resignation of Security Trustee

     (a) Subject to Clause 27.25(h) below, the Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the Company and to the Agent on behalf of the Lenders .

     (b) Alternatively, but subject to Clause 27.25(h) below, the Security Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Trustee.

     (c) If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee subject to Clause 27.25(h) below.

     (d) The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

     (e)  The Security Trustee's  resignation notice shall only take effect upon
          (i) the appointment of a successor, (ii) the transfer of all of the Transaction Security to that successor and (iii) the transfer of the parallel debt provided for under Clause 27.2 (Parallel Debt (Covenant to pay the Security Trustee)).

     (f) Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 26 (The Role of the Agent and the Arranger) and 27 (Role of Security Trustee). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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     (g)  The Majority Lenders may, by notice to the Security  Trustee,  require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above.

     (h) No appointment of a replacement or successor Security Trustee shall be effective unless such person being appointed is or will be upon its appointment, the same entity as the Non-Italian Security Holder (as defined in the Credit Support Agreement).

27.26 Delegation

     (a) The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

     (b) The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Security Trustee may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

27.27 Additional Security Trustees

     (a) The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Borrower and the Agent of that appointment.

     (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

     (c) The remuneration that the Security Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

28.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES

     No provision of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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29.  SHARING AMONG THE FINANCE PARTIES

29.1 Payments to Finance Parties

     If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) or Clause 32 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

     (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

     (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

     (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2 Redistribution of payments

     The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

29.3 Recovering Finance Party's rights

     (a) On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

     (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4 Reversal of redistribution

     If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

     (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

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     (b)  that  Recovering  Finance  Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5 Exceptions

     (a) This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

     (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

          (i) it notified that other Finance Party of the legal or arbitration proceedings; and

          (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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                                   SECTION 11

                                 ADMINISTRATION

30.  PAYMENT MECHANICS

30.1 Payments to the Agent

     (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

     (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2 Distributions by the Agent

     Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause
     30.4 (Clawback) and Clause 26.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3 Distributions to an Obligor

     The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4 Clawback

     (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

     (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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




30.5 Partial payments

     (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

          (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and, the Security Trustee (including of any Receiver or Delegate) and the Arranger under the Finance Documents (including without limitation sums incurred in connection with the realisation or enforcement of all or any part of the Transaction Security);

          (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

          (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

     (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

     (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6 No set-off by Obligors

        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7 Business Days

     (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8 Currency of account

     (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

     (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

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




     (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

     (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

     (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9 Change of currency

     (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

          (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

          (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

     (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.  SET-OFF

     A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.  APPLICATION OF PROCEEDS

32.1 Order of Application

     Unless otherwise instructed by all of the Lenders, all moneys from time to time received or recovered by the Security Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Trustee on trust and shall be applied in accordance with the terms of the Credit Support Agreement.

32.2 Investment of Proceeds

     Prior to the application of the proceeds of the Transaction Security in accordance with Clause 32.1 (Order of Application) the Security Trustee may, at its discretion, hold all or

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


     part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee or Agent with any financial institution (including itself) and for so long as the Security Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee's discretion in accordance with the provisions of this Clause 32.

32.3 Currency Conversion

     (a) For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

     (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.4 Permitted Deductions

     The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

32.5 Discharge of Secured Obligations

     (a) Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Trustee.

     (b) The Security Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

32.6 Sums received by Obligors

     If any of the Obligors receives any sum, which, pursuant to any of the Finance Documents, should have been paid to the Security Trustee, that sum shall promptly be paid to the Security Trustee for application in accordance with this Clause.

33.  NOTICES

33.1 Communications in writing

     Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

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




33.2 Addresses

     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

     (a)  in the case of the Company, that identified with its name below;

     (b) in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

     (c) in the case of the Agent and Security Trustee, that identified with its name below,

     or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3 Delivery

     (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

          (i)  if by way of fax, when received in legible form; or

          (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

          and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

     (b) Any communication or document to be made or delivered to the Agent or to the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Trustee's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

     (c)  All notices from or to an Obligor shall be sent through the Agent.

     (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

     (e) All notices to a Lender from the Security Trustee shall be sent through the Agent.

33.4 Notification of address and fax number

     Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

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




33.5 Electronic communication

     (a) Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Trustee and the relevant Lender:

          (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

          (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

         (iii) notify each other of any change to their address or any other such information supplied by them.

     (b) Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

33.6 English language

     (a) Any notice given under or in connection with any Finance Document must be in English.

     (b) All other documents provided under or in connection with any Finance Document must be:

          (i)  in English; or

          (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.  CALCULATIONS AND CERTIFICATES

34.1 Accounts

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2 Certificates and Determinations

     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3 Day count convention

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.  PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.  AMENDMENTS AND WAIVERS

37.1 Required consents

     (a) Subject to Clause 37.2 (Exceptions) and Clause 27.18 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

     (b) The Agent, or in respect of the Security Documents the Security Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2 Exceptions

     (a) An amendment or waiver that has the effect of changing or which relates to:

          (i)  the definition of "Majority Lenders" in Clause 1.1 (Definitions);

          (ii) an extension to the date of payment of any amount under the Finance Documents;

         (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

          (iv) an increase in or an extension of any Commitment;

          (v) a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

          (vi) any provision which expressly requires the consent of all the Lenders;

         (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 37;

        (viii) the release of Transaction Security or guarantee unless permitted under the Finance Documents;

          (ix) any material change to a Security Document; or

          (x) the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

          shall not be made without the prior consent of all the Lenders.

     (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Arranger may not be effected without the consent of the Agent, the Security Trustee or the Arranger.

38.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                          GOVERNING LAW AND ENFORCEMENT

39.  GOVERNING LAW

     This Agreement is governed by English law.

40.  ENFORCEMENT

40.1 Jurisdiction of English courts

     (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

     (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

     (c) This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2 Service of process

     Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

     (a) irrevocably appoints Orient-Express Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

     (b) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     Part I

                              The Original Obligors

Name of Original Borrower                   Registration number (or         Relevant Jurisdiction
                                            equivalent, if any)
1. Orient-Express Hotels Ltd.               EC13215                         Bermuda

2. Orient-Express Luxembourg                B.95.988                        Luxembourg
   Holdings Sarl

3. Blanc Restaurants Limited                01728000                        England and Wales


Name of Original Guarantor                  Registration number (or         Relevant Jurisdiction
                                            equivalent, if any)

1. Orient-Express Hotels Ltd.                EC13215                        Bermuda

2. Orient-Express Luxembourg                 B.95.988                       Luxembourg
   Holdings Sarl

3. Blanc Restaurants Limited                 01728000                       England and Wales

4. Island Hotel (Madeira) Limited            00328212                       England and Wales

5. Reid's Hoteis Lda                         5272                           Portugal

6. Hotelapa Investimento                     65864                          Portugal
   Hoteleiro, S.A.

                                    Part II

                              The Original Lenders

Name of Original Lender                                 Commitment

Barclays Bank PLC                                      (euro)13,200,000

Allied Irish Banks p.l.c.                              (euro) 7,800,000

Banca Nazionale Del Lavoro S.p.A, London Branch        (euro) 7,800,000

Calyon                                                 (euro) 7,800,000

Lloyds TSB Bank plc                                    (euro) 7,800,000

Oversea-Chinese Banking Corporation Limited            (euro) 7,800,000

The Royal Bank of Scotland plc                         (euro) 7,800,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     Part I

                   Conditions precedent to initial Utilisation

1.   Original Obligors: Corporate Documents

     (a) A copy of the constitutional documents (including a certificate of good standing, or similar, from the Registrar of Companies, if applicable) of each Original Obligor.

     (b) A copy of a resolution of the board of directors (or of the shareholders or quotaholders, if applicable) of each Original Obligor:

          (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

          (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

     (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

     (d) As required by the constitutional documents of each Original Guarantor and/or as required by the laws of the jurisdiction of incorporation of that Original Guarantor, a copy of a resolution signed by all the holders of the issued shares or quotas in each Original Guarantor (other than the Company and Luxembourg Holdco), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

     (e) A certificate of the Company (signed by a director or officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

     (f) A certificate of an authorised signatory of the relevant Original Obligor, certifying that each copy document relating to it specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

     (g) Evidence that all consents and authorisations (including corporate, regulatory, shareholder and quotaholder consent) required by an Obligor in connection with the Finance Documents have been obtained.

     (h) The Group Structure Chart certified by the Company as being true at the date of this Agreement.

     (i) Where a Finance Document is signed by a person on behalf of an Original Obligor other than a director of that Original Obligor, a copy of a power of attorney by each Original Obligor:

          (i) appointing a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

          (ii) appointing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.   Finance Documents and Security Documents

     Confirmation from the Agent that it has received:

     (a)  the Finance Documents duly executed by the parties thereto;

     (b) all title deeds and/or equivalent local documents relating to each Hotel; and

     (c) an undertaking from the Company's legal counsel to pay all appropriate registration dues for registering the Security in the appropriate land register or confirmation from the Company that the Agent may retain from the proceeds of the first Loan made under this Agreement an amount equal to the same;

     together with all documents required under the Security Documents to be delivered with them and evidence that the perfection formalities relating to the Security Documents have been satisfied.

3.   The Hotels

     In relation to each Hotel located in England and Wales:

     (a) The results of Land Registry (or any other relevant property or commercial registers) searches in favour of the Security Trustee on the appropriate forms against all of the registered titles comprising the Hotels and in the case of Le Manoir, not giving less than ten Business Days' priority beyond the date that Le Manoir became subject to the terms of the relevant Finance Documents and showing no adverse entries.

     (b) An undertaking from the Company's legal counsel to use reasonable endeavours to satisfy any requisitions raised by the Land Registry or any other relevant property or commercial registry, without delay in connection with the application to register: the Security created in respect of each Hotel under the Finance Documents (including the applications to enter on the proprietorship register of Le Manoir the restriction against dealings and the obligation to make further advances);

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




     (c) Appropriate land registry application forms duly completed (including Form RX1 and CH2) and accompanied by the necessary stamp duty land tax certificates, land registry fees (including any related fees) and funds for applicable stamp duty.

     (d) Notice of charge relating to each Hotel signed on behalf of the relevant Original Obligor including a request to the recipient of the notice, that it be returned to Clifford Chance LLP as counsel to the Agent, and if a relevant registration fee is required by the appropriate recipient then a cheque for such amount is to be provided within a reasonable time.

     (e) All deeds, documents and ancillary papers relating to the Hotels including counterpart leases, licences and any other deeds or documents necessary or desirable to assist the Lender to enforce the Transaction Security.

     In relation to each Hotel located in Portugal:

     (a) An opinion from the solicitors to the Guarantors registered in Portugal certifying title and ownership of the Hotels located in Portugal.

     (b) Land Registry and Tax Registry (or any other relevant property or commercial registers) certificates in respect of all the registered titles comprising Lapa Palace and Reid's Palace, showing no adverse entries.

     (c) Appropriate provisional mortgage registration filings filed up to the date hereof in respect of all of the registered titles comprising Lapa Palace and Reid's Palace in favour of the Security Trustee.

     (d) An undertaking from the Company's legal counsel to use reasonable endeavours to satisfy any requisitions raised by the Land Registry or any other relevant property or commercial registry, without delay in connection with the application to register the Security created in respect of each Hotel under the Finance Documents;

     (e) Appropriate Land Registry application forms duly completed in a proper form to enable the registration of the mortgages over all the registered titles comprising Lapa Palace and Reid's Palace and accompanied by the necessary documentation, land registry fees (including any related fees) and funds for applicable stamp duty.

     (f) All deeds, documents and ancillary papers relating to the Hotels including counterpart leases, licences, and any other deeds or documents necessary or desirable to assist the Security Trustee to enforce the Transaction Security.

     In relation to each Hotel located in Italy, a report from an Italian notary appointed by the Lender certifying title and ownership of the Hotels located in Italy.

4.   Legal Opinions

     (a) A legal opinion of Clifford Chance LLP legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

     (b) If (i) an Original Obligor is incorporated in a jurisdiction other than England and Wales, or (ii) any asset which is purported to be subject to the Transaction Security is located or subject to the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the Relevant Jurisdiction, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5.   Shares

     (a) A copy of the register of members (or equivalent document for any Relevant Jurisdictions) of each member of the European Group, whose shares or quotas are subject to or expressed to be subject to the Transaction Security.

     (b)  Evidence that the entire issued share capital or quotas of:

          (i)  Byblos Srl has been  transferred  to Orient Express Hotels Italia
               Srl;

          (ii) Blanc Restaurants Limited has been transferred to Luxembourg Holdco;

         (iii) Hotelapa Investimento Hoteleiro S.A. has been transferred to Luxembourg Holdco;

          (iv) Reid's Hoteis Lda has been transferred to Luxembourg Holdco,

          and confirmation that all necessary company law requirements in connection with such transfers have been met.

     (c) All share certificates, share registries, blank signed pre-stamped stock transfer forms (if required or convenient in the relevant jurisdiction) and all notices required by the Security Documents.

6.   Insurance

     A letter from the Company's insurance broker addressed to the Agent, Arranger, the Security Trustee and the Lenders confirming that:

          (i) the insurance for the European Group at the date of this Agreement is at the level acceptable to the Majority Lenders for the business carried out by the European Group;

          (ii) the insurance arrangement comply with the requirements of the Finance Documents; and

          (iii) all premiums due and payable by the Obligors in respect of the insurance arrangements have been paid.

7.   Financials

     (a) A copy of detailed profit projections and cash flows forecasts for the Hotels for three years from the Utilisation Date, in a format agreed by the Lenders and/or the Arranger and confirmed as reasonable by the Valuer.

     (b)  The Original Financial Statements.

     (c) The historic financial statements of the Company and Luxembourg Holdco, including, for the Company the audited financial statements for the year ending 31 December 2004.

     (d)  The Business Plan for the current operating year.

     (e) A pro-forma reporting format for the management accounts which are required to be delivered pursuant to Clause 20.1(c) (Financial Statements) of the Facility Agreement.

8.   Hotel due diligence

     (a) The Initial Valuation evidencing a gross aggregate value of the Hotels and the Italian Hotels of not less than (euro)390,785,500.

     (b) A Report on Title for (or any equivalent for any Relevant Jurisdiction) each Hotel together with confirmation that all licences and consents required by the Obligors in connection with the business carried out on the Hotels have been obtained and are in full force and effect as at the date of this Agreement.

9.   Release documents

     (a) An effective discharge of all Security (other than the Permitted Security subsisting at the date of this Agreement) affecting the Hotels and Obligors (if any) or an undertaking regarding the release of such Security by the Company's English legal counsel. In the case of Security created under Portuguese law, release documents issued by the respective beneficiary in due form for the filing of the appropriate registrations to cancel all Security and any powers or attorney created in respect of said Security (to be delivered to the Security Trustee) and, where no registrations are required, to appropriate release and cancel all such Security.

     (b) A certified copy of the cancellation notice for each of the Existing Facilities evidencing that the Existing Facilities have been repaid and cancelled in full.

10.  Fees

     Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees), Clause 17 (Costs and Expenses) and Clause
     13.5 (Stamp Taxes) have been paid or will be paid on the earlier of the date five Business Days after the date of this Agreement or the first Utilisation Date.

11.  Other

     (a) Evidence that any process agent referred to in Clause 40.2 (Service of process) has accepted its appointment.

     (b) Confirmation from the Italian Lender that each of the conditions precedent under the Italian Facility Agreement have either been satisfied or waived by the Italian Lender.

     (c) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

                                    Part II

                       Conditions Precedent required to be
                       delivered by an Additional Obligor

1. An Accession Letter, duly executed by the Additional Obligor and the Company.

2.   A copy of the constitutional documents of the Additional Obligor.

3.   A copy of a resolution of the board of directors of the Additional Obligor:

     (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

     (b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

     (d) authorising the Company to act as its agent in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A copy of a resolution signed by all the holders of the issued shares or quotas of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. If available, the latest audited financial statements of the Additional Obligor.

9. Each Security Document which the Agent may require to be given by that Additional Obligor, duly executed by that Additional Obligor and, if required, the Trustee.

10. Any notices or documents required to be given or executed or made under the terms of the Security Documents entered into by the Additional Obligor.

11. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and each Finance

     Document to which the Additional Obligor is a party or for the validity and enforceability of any Finance Document or of any Transaction Security created or intended to be created by the Additional Obligor.

12. A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England.

13. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

14. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

15. Either (a) a letter from the Company to the Agent (attaching supporting advice from the Company's English solicitors) confirming that no Additional Obligor is prohibited by Section 151 of the Companies Act 1985 from entering into the Finance Documents and/or (b) evidence that the Additional Obligors have done all that is necessary (including, without limitation, by re-registering as a private company) to follow the procedures set out in Sections 155 to 158 of the Companies Act 1985 in order to enable each Additional Obligor to enter into the Finance Documents and perform its obligations under the Finance Documents.

                                   SCHEDULE 3

                                    REQUESTS

                               Utilisation Request

From:    [Borrower]

To:      Barclays Bank PLC

Dated:

Dear Sirs

         Orient-Express Hotels Ltd. - [(euro)       ] Facility Agreement
                        dated [      ] (the "Agreement")

1. We refer to the Agreement. This is an Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.   We wish to borrow a Loan on the following terms:

        Proposed Utilisation Date:         [     ](or, if that is not a Business
                                           Day, the next Business Day)

        Currency of Loan:                  [Euro/USD/Sterling]

        Amount:                            [     ] or, if less, the Available
                                           Facility

        Interest Period:                   [1,2, or 3 months]


3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4. We confirm that the [Initial Valuation/ the last Valuation delivered to you*] evidences an aggregate value of the Hotels and Italian Hotels of not less than (euro)390,785,500.

5. We confirm that the proposed Loan, when aggregated with the Loans and the Italian Loans outstanding on the date that the proposed Loan will be made is not more than 70 per cent. of the gross market value of the Hotels
     (excluding Hotel de la Cite) and Italian Hotels as detailed in the Valuation delivered to the Agent.

6.   The proceeds of this Loan should be credited to [account].

7.   This Utilisation Request is irrevocable.

                                Yours faithfully

                            ........................
                            authorised signatory for
                           [name of relevant Borrower]

* delete as appropriate

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
     Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     (a)  in relation to a sterling Loan:

                  AB + C(B - D) + E x 0.01  per cent. per annum
                  ------------------------
                      100 - (A + C)

     (b)  in relation to a Loan in any currency other than sterling:

                  E x 0.01 per cent. per annum.
                  --------
                    300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

     E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

     (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

     (a)  the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:      Barclays Bank PLC as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

         Orient-Express Hotels Ltd. - [(euro)       ] Facility Agreement
                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.   We refer to Clause 24.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the
          Schedule in accordance with Clause 24.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [     ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

     (a) a company resident in the United Kingdom for United Kingdom tax purposes;

     (b)  a partnership each member of which is:

          (i)  a company so resident in the United Kingdom; or

          (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

     (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes
          Act) of that company.]

[4/5]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]. This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]

   [Facility Office address, fax number and attention details for notices and account details for payments,]

        [Existing Lender]                                  [New Lender]

        By:                                                By

        This Transfer Certificate is accepted by the Agent and the Transfer Date
        is confirmed as [           ].

        [Agent]

        By:

                                   SCHEDULE 6

                            FORM OF ACCESSION LETTER

To:      Barclays Bank PLC as Agent

From:    [Subsidiary] and Orient-Express Hotels Ltd

Dated:

Dear Sirs

        Orient-Express Hotels Ltd. - [(euro)         ] Facility Agreement
                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [25.2 (Additional Borrowers)]/[Clause 25.3 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.   [Subsidiary's] administrative details are as follows:

     Address:

     Fax  No:

     Attention:

4.   This Accession Letter is governed by English law.

     [This Guarantor Accession Letter is entered into by a deed.]

     Orient-Express Hotels Ltd                      [Subsidiary]

                                   SCHEDULE 7

                         FORM OF COMPLIANCE CERTIFICATE

To:      Barclays Bank PLC as Agent

From:    Orient-Express Hotels Ltd

Dated:

Dear Sirs

        Orient-Express Hotels Ltd. - [(euro)        ] Facility Agreement
                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance
     Certificate   unless   given  a  different   meaning  in  this   Compliance
     Certificate.

2.   We confirm that:

     [insert details of financial covenants and whether the Borrower is in compliance with those covenants]

3.   [We confirm that no Default is continuing.]*

Signed:  ..............................           ..............................
         Director                                 Director
         of                                       of
         [Borrower/Guarantor]                     [Borrower/Guarantor]



--------------------------------------------------------------------------------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 8

                                   TIMETABLES

                                                     Loans in euro           Loans in domestic          Loans in other
                                                                                 sterling                  currencies
Agent notifies the Company if a currency is                  -                         -                         U-4
approved as an Optional Currency in accordance
with Clause 4.3 (Conditions relating to
Optional Currencies)

Delivery of a duly completed Utilisation                    U-3                       U-1                        U-3
Request (Clause 5.1 (Delivery of a
Utilisation Request)                                       9.30am                    9.30am                     9.30am

Agent determines (in relation to a                          U-3                       U-1                        U-3
Utilisation) the Base Currency Amount of the
Loan, if required under Clause 5.4 (Lenders'               Noon                      Noon                       Noon
participation)

Agent notifies the Lenders of the Loan in                   U-3                       U-1                        U-3
accordance with Clause 5.4 (Lenders'
participation)                                             3.00pm                    3.00pm                     3.00pm

Agent receives a notification from a Lender                 U-3                        -                         U-3
under Clause 6.2 (Unavailability of a currency)            4.30pm                                               4.30pm

Agent gives notice in accordance with Clause                U-2                        -                         U-2
6.2 (Unavailability of a currency)                         9.30am                                               9.30am

Agent determines amount of the Loan in                      U-2                        -                         U-2
Optional Currency in accordance with Clause
30.9 (Change of currency)                                 10.00am                                              10.00am

LIBOR or EURIBOR is fixed                            Quotation Day as        Quotation Day as of        Quotation Day as of
                                                     of 11.00 a.m.              11:00 a.m.                 11:00 a.m.
                                                     Brussels time in
                                                     respect of EURIBOR


"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                   SCHEDULE 9





                              ALLOCATED DEBT AMOUNT

       --------------------------------------- ---------------------------------
                      HOTEL                          ALLOCATED DEBT AMOUNT
       --------------------------------------- ---------------------------------
       Hotel Cipriani, Italy                         (euro)76,662,720.00
       --------------------------------------- ---------------------------------
       Villa San Michele, Italy                      (euro)30,366,675.00
       --------------------------------------- ---------------------------------
       Hotel Splendido, Italy                        (euro)49,402,645.00
       --------------------------------------- ---------------------------------
       Hotel Caruso, Italy                           (euro)33,567,960.00
       --------------------------------------- ---------------------------------
       Reid's Palace, Madeira                        (euro)29,600,300.00
       --------------------------------------- ---------------------------------
       Lapa Palace, Portugal                         (euro)11,258,148.00
       --------------------------------------- ---------------------------------
       Hotel de la Cite, France                      (euro) 5,609,006.00
       --------------------------------------- ---------------------------------
       Le Manoir aux Quat' Saisons, England          (euro)13,532,546.00
       --------------------------------------- ---------------------------------

                                   SCHEDULE 10

                               SECURITY DOCUMENTS

-------- ------------------------------ ----------------------- ------------------------------------------------
                    Company                    Country                         Nature of Security
-------- ------------------------------ ----------------------- ------------------------------------------------
1.       Orient-Express Hotels Ltd.      Bermuda                Luxembourg law pledge over shares in
                                                                Orient-Express Luxembourg Holdings Sarl.
-------- ------------------------------ ----------------------- ------------------------------------------------
2.       Orient-Express Luxembourg      Luxembourg              English law charge over shares in Blanc
         Holdings Sarl                                          Restaurants Limited
                                                                ------------------------------------------------
                                                                Italian    law    pledge    over    shares   in
                                                                Orient-Express Hotels Italia Srl
                                                                ------------------------------------------------
                                                                Portuguese law pledge over shares in
                                                                Hotelapa Investimento Hoteleiro, S.A.
                                                                ------------------------------------------------
                                                                Portuguese  law  pledge  over  quotas  in Reids
                                                                Hoteis Lda
-------- ------------------------------ ----------------------- ------------------------------------------------
3.       Hotelapa Investimento          Portugal                Portuguese  law  mortgage  over the Lapa
         Hoteleiro, S.A.                                        Palace hotel
                                                                ------------------------------------------------
                                                                Portuguese law asset pledge agreement over
                                                                local insurances, stock, moveables
                                                                and business related receivables and Portuguese
                                                                and Community Trademarks (or other applicable
                                                                intellectual property rights)
-------- ------------------------------ ----------------------- ------------------------------------------------
4.       Reids Hoteis Lda               Portugal                English law charge over shares in Island  Hotel
                                                                (Madeira) Limited
-------- ------------------------------ ----------------------- ------------------------------------------------
5.       Reids Hotel (Madeira) Limited  England                 Portuguese  law  pledge  over  quotas  in Reids
                                                                Hoteis Lda
-------- ------------------------------ ----------------------- ------------------------------------------------
6.       Island Hotel (Madeira)         England (with           Portuguese law mortgage over the
         Limited                        Portuguese branch)      Reid's Palace Hotel.
-------- ------------------------------                         ------------------------------------------------
                                                                English law Debenture
                                                                ------------------------------------------------
                                                                Portuguese law asset pledge agreement over
                                                                local insurances, stock, moveables and business
                                                                related receivables and Portuguese and
                                                                Community Trademarks (or other applicable
                                                                intellectual property rights)
-------- ------------------------------ ----------------------- ------------------------------------------------
7.       Blanc Restaurants Limited      England                 English law Debenture
-------- ------------------------------ ----------------------- ------------------------------------------------

                                  SCHEDULE 11

                 MINIMUM INSURANCE REQUIREMENTS FOR THE COMPANY

1.   ASSETS

1.1 All assets the subject of the Transaction Security are insured against fire, flood, earthquake (where there is an exposure), strike, riot, civil commotion and all other risks which a prudent owner of a hotel would insure against. Such cover may be provided in the form of an industrial "All Risk" insurance policy at the option of the Company

1.2 All assets that are the subject of the Transaction Security are insured at full replacement value except where such basis of cover is not available or is prohibited by law.

2.   BUSINESS INTERRUPTION

2.1 Business Interruption insurance in respect of 24 months gross revenue for the Italian Hotels and Le Manoir.

2.2 Business Interruption insurance in respect of 12 months gross revenue for the Hotels excluding Le Manoir.

3.   LIABILITIES

     Insurance in respect of legal liability for bodily injury and/or damage to property of any third party to a minimum limit of US$15,000,000 on per occurrence, arising out of the businesses carried out at the Hotels.

4.   OTHER

     All insurances required by and in accordance with local legislation in respect of the Hotels.

5.   GENERAL

     Inclusion of all or any of the assets in a programme of property damage and business interruption insurance or of third party (public and product) liability applicable specifically to the business of the Company and the Obligors and providing levels of insurance not less than those specified at
     (1), (2) and (3) above, as applicable, shall be deemed to comply with Clause 22 of this Agreement even if such policies cover assets not the subject of the Transaction Security.

                                   SIGNATURES

STAMP DUTY SET FORTH IN ITEM 10 OF THE STAMP DUTY GENERAL TABLE TO BE ASSESSED (LIQUIDADO) IN RESPECT OF THE GUARANTEE PROVIDED BY REID'S HOTEIS LDA AND HOTELAPA INVESTIMENTO HOTELEIRO, S.A. PURSUANT TO THE PROVISIONS OF ARTICLES 5
(D) OF THE PORTUGUESE STAMP DUTY CODE (WHEREBY PORTUGUESE STAMP DUTY SHALL BE DUE WHEN THIS DOCUMENT IS PRESENTED FOR LEGAL PURPOSES IN THE REPUBLIC OF PORTUGAL) AND ITEM 10.3 OF THE STAMP DUTY GENERAL TABLE

THE COMPANY

ORIENT-EXPRESS HOTELS LTD.

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


HDC

SOCIETE DE LA CITE SA

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


THE ORIGINAL BORROWERS

ORIENT-EXPRESS HOTELS LTD.

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:

ORIENT-EXPRESS LUXEMBOURG  HOLDINGS SARL

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


BLANC RESTAURANTS LIMITED

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


THE ORIGINAL GUARANTORS

ORIENT-EXPRESS HOTELS LTD.

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


ORIENT-EXPRESS LUXEMBOURG HOLDINGS SARL

By: PAUL WHITE

Address:

Fax:

BLANC RESTAURANTS LIMITED

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


ISLAND HOTEL (MADEIRA) LIMITED

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


REID'S HOTEIS LDA

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:


HOTELAPA INVESTIMENTO HOTELEIRO SA

By: PAUL WHITE

Address: 20 Upper Ground, London SE1 9PF, England

Fax:

THE ARRANGER

BARCLAYS CAPITAL

By: CLIFF BAYLIS

Address: 5 The North Colonnade
         Canary Wharf,
         London
         E14 4BB

Fax:     + 44 (0) 20 7773 1572

Attention: Sarah Brooks


THE AGENT

BARCLAYS BANK PLC

By: CLIFF BAYLIS

Address: 5 North Colonnade
         London
         E14 4BB

Fax:     + 44 (0) 20 7773 4893

Attention: Joanne Hollywell / Frank Rogers


THE SECURITY TRUSTEE

BARCLAYS BANK PLC

By: CLIFF BAYLIS

Address: 5 North Colonnade
         London
         E14 4BB

Fax:     + 44 (0) 20 7773 4893

Attention: Joanne Hollywell / Frank Rogers

THE ORIGINAL LENDERS

ALLIED IRISH BANKS, P.L.C.

By: STUART MARSHALL

Address: St Helens
         1 Undershaft
         London
         EC3A 8AB

Fax:     + 44 (0) 20 7090 7101

Attention: Aisling Cusack, Bill Waite


BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH

By: LUIGI ARDIZZONE LINA LEE

Address: Fitzwilliam House
         10 St, Mary Axe
         London
         EC3A 8NA

Fax:     + 44 (0) 20 7929 7982

Attention: Martin Wiles, Senior Relationship Manager


BARCLAYS BANK PLC

By: CLIFF BAYLIS

Address: 1 Churchill Place
         London
         E14 5HP

Fax:     + 44 (0) 20 7116 7641

Attention: Sandrine Dubuche

CALYON

By: MARTIN RUDGE

Address: Broadwalk House
         5 Appold Street
         London
         EC2A 2DA

Fax:     + 44 (0) 20 7214 7159/6683

Attention: Arnaud Levacher
           Alison Scoot


LLOYDS TSB BANK PLC

By: GRAHAM DODD

Address: 25 Gresham Street
         London
         EC2V 7HN

Fax:     + 44 (0) 20 7661 4942

Attention: Graham Dodd


OVERSEA-CHINESE BANKING CORPORATION LIMITED

By: PATRICK SIM

Address: 8th Floor
         Aldermary House
         10-15 Queen Street
         London
         EC4N 1TX

Fax:     + 44 (0) 20 7489 1126

Attention: Mr Singh Chadda

THE ROYAL BANK OF SCOTLAND PLC

By: MAXINE SANDERS

Address: 135 Bishopsgate
         London
         EC2M 3UR

Fax:     + 44 (0) 20 7085 8710

Attention: Maxine Sanders